CREDIT AGREEMENT


                          Dated as of March 3, 2005,


                                    among


                      INTEGRATED HEALTHCARE HOLDINGS, INC.,


                                  WMC-SA, INC.,


                                  WMC-A, INC.,


                      CHAPMAN MEDICAL CENTER, INC., and


                     COASTAL COMMUNITIES HOSPITAL, INC.,


                                as Borrowers,


                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,


                              as Credit Parties,


                  MEDICAL PROVIDER FINANCIAL CORPORATION II,


                                  as Lender.

                             INDEX OF APPENDICES

Annex A (Recitals)  Definitions

Annex C (Section 4.1(b))  Collateral Reports

Annex E  List of Schedules and Loan Documents


Exhibit 1.1(b)(i) Form of Notice of Line of Credit Advance

Exhibit 1.1(a)(ii)         Form of Acquisition Note


Disclosure Schedule 1.1   Lender's Representatives

Annex A (Recitals)  Definitions                                        Annex B (Section 1.5)  Cash Management System
Annex C (Section 4.1(b))  Collateral Reports                           Annex D (Section 11.10) Notice Addresses
Annex E  List of Schedules and Loan Documents


Exhibit 1.1(b)(i)          Form of Notice of Line of Credit Advance    Exhibit 1.1(b)(ii)         Form of Line of Credit Note
Exhibit 1.1(a)(ii)         Form of Acquisition Note


Disclosure Schedule 1.1    Lender's Representatives
Disclosure Schedule 1.3    Sources and Uses; Funds Flow Memorandum     Disclosure Schedule 2.1(g) Lists of Required Consents and
                                                                       Approvals
Disclosure Schedule 3.1    Type of Entity; State of Organization       Disclosure Schedule 3.2    Executive Offices, Collateral
                                                                       Locations, FEIN
Disclosure Schedule 3.6    Real Estate and Leases                      Disclosure Schedule 3.7    Labor Matters
Disclosure Schedule 3.8    Ventures, Subsidiaries and Affiliates;      Disclosure Schedule 3.11   Tax Matters
Outstanding Stock
Disclosure Schedule 3.12   ERISA Plans                                 Disclosure Schedule 3.13   Litigation
Disclosure Schedule 3.14       Brokers/Finders                         Disclosure Schedule 3.15   Intellectual Property
Disclosure Schedule 3.17   Environmental Matters                       Disclosure Schedule 3.18   Insurance (including certificates
                                                                       of insurance)
Disclosure Schedule 3.19   Deposit and Disbursement Accounts           (Deleted)
Disclosure Schedule 5.1    Trade Names                                 Disclosure Schedule 6.3    Indebtedness
Disclosure Schedule 6.4(a) Transactions with Affiliates                Disclosure Schedule 6.7    Existing Liens

                                       ii

                                CREDIT AGREEMENT


This CREDIT AGREEMENT (this "AGREEMENT"), dated as of March 3, 2005, among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("IHHI"), WMC-SA, INC., a California corporation ("WMC-SA"), WMC-A, INC., a California corporation ("WMC-A"), CHAPMAN MEDICAL CENTER, INC., a California corporation ("CHAPMAN"), and COASTAL COMMUNITIES HOSPITAL, INC., a California corporation ("COASTAL") (IHHI, WMC-SA, WMC-A, Chapman and Coastal are sometimes collectively referred to herein as "BORROWERS" and individually as "Borrower"); the other Credit Parties signatory hereto; and MEDICAL PROVIDER FINANCIAL CORPORATION II, a Nevada corporation ("LENDER").


                                   RECITALS

      WHEREAS, AHM CGH, Inc., a California corporation, HEALTH RESOURCES CORPORATION OF AMERICA- CALIFORNIA, a Delaware corporation, UWMC HOSPITAL CORPORATION, a California corporation, and SHL/O CORP., a Delaware corporation (collectively, "SELLER") are in the business of delivering acute care services to the public through the acute care hospital facilities identified in this Agreement, and incident thereto, are also in the businesses of owning and operating certain medical office buildings ("MOB'S") and other healthcare businesses related thereto (the "BUSINESSES").

      WHEREAS, pursuant to a certain Asset Sale Agreement dated as of September 29, 2004 ("ASSET SALE AGREEMENT"), IHHI is acquiring from Seller (a) the fee interest in certain real property, hospital facilities, MOB's and Businesses in three (3) separate locations in Orange County, California, and (b) the tenant's interest in certain leases of real property, hospital facility and an MOB also located in Orange County, California ("LEASED HOSPITAL FACILITY") (each a "HOSPITAL FACILITY" and together the "HOSPITAL FACILITIES"), and the business assets related to the same. The purchase price (plus or minus prorations as provided therein) is Sixty-Five Million Dollars ($65,000,000). To enable IHHI to make these acquisitions, Borrowers are borrowing the sum of Fifty Million Dollars ($50,000,000) from Lender (the "ACQUISITION LOAN");

      WHEREAS, immediately following IHHI's acquisition of the Hospital Facilities, IHHI will transfer three (3) of the Hospital Facilities to Pacific Coast Holdings Investment, LLC, a California limited liability company ("PCHI"), a wholly-owned subsidiary limited liability company of IHHI. Immediately after the transfer to PCHI, IHHI will transfer its entire ownership interest in PCHI to (a) West Coast Holdings, LLC, a California limited liability company ("WEST COAST") a fifty-one percent (51%) membership interest, and (b) Ganesha Realty, LLC, a California limited liability company ("GANESHA") a forty-nine percent (49%) interest. Then, PCHI will lease the three (3) Hospital Facilities back to IHHI pursuant to a Triple Net Hospital and Medical Office Building Lease dated March 3, 2005, as amended by Amendment No. 1 To Triple Net Hospital And Medical Office Building Lease (collectively, the "TRIPLE NET LEASE"). Then, IHHI will
(i) sublease each of the three Hospital Facilities to three (3) of its subsidiaries (WMC-SA, WMC-A and Coastal), each of which is identified above as a Borrower, and (ii) sub-sublease the Leased Hospital Facility to another of its subsidiaries (Chapman), which is also identified above as a Borrower.

      WHEREAS, Borrowers have also requested that Lender extend a non-revolving Line of Credit facility to Borrowers of up to Thirty Million Dollars ($30,000,000) in the aggregate for the purpose of providing (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers, and (c) funds for other purposes permitted hereunder (the "LINE OF CREDIT LOAN").

      WHEREAS, for the purposes set forth above, Lender is willing to make the Acquisition Loan and the Line of Credit Loan and other extensions of credit to or for the benefit of Borrowers of up to such amount upon the terms and conditions set forth herein;

      WHEREAS, it is intended by IHHI and the other Borrowers that the administration and financial affairs relating to each Loan shall be administered for the benefit of all Borrowers by IHHI, and that IHHI shall be the "BORROWER'S REPRESENTATIVE" under this Agreement.

      WHEREAS, the payment and performance of the Obligations hereunder shall be secured by a Lien on substantially all of the assets of each Borrower, including without limitation, a pledge of the capital stock by IHHI in the other Borrowers.

      WHEREAS, as further inducement to Lender to enter into this Agreement and to provide the credit facilities described in this Agreement, (i) PCHI has agreed to guaranty the payment and performance of all Obligations hereunder,
(ii) West Coast and Ganesha have each agreed to pledge their membership interests in PCHI as security for repayment of the Obligations, (iii) the members of West Coast have agreed to pledge their membership interests in PCHI as security for repayment of the Obligations, and (iv) Orange County Physicians Investment Network, LLC, a Nevada limited liability company and a significant shareholder of IHHI ("OC-PIN") has agreed to guaranty the payment and performance of all the Obligations hereunder;

      WHEREAS, AHM CGH, Inc., a California corporation, has also agreed to sell its ownership interest in certain condominium units located at 999 North Tustin Avenue, Santa Ana, California (the "CONDOMINIUM UNITS" as more specifically described in Annex A) to IHHI, and upon such acquisition using IHHI's own funds, the parties intend that the Liens granted in Leasehold Deed of Trust shall be expanded and spread to encumber such interests in the Condominium Units as hereinafter provided;

      WHEREAS, IHHI intends immediately to transfer the Condominium Units to PCHI, to which transfer Lender hereby consents; and

      WHEREAS, initially capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                                     AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

      1.1   Credit Facilities.

            (a) Acquisition Loan.

                  (i) Subject to the terms and conditions hereof, on the date of this Agreement, Lender agrees to make the Acquisition Loan in one advance to or for the benefit of Borrowers to enable Borrowers to consummate the Asset Sale Agreement with Seller (the "ACQUISITION ADVANCE") and the other transactions contemplated thereby. It is intended that the Acquisition Advance shall be made concurrently with the execution and delivery of this Agreement which is also intended to be the closing date identified in the Asset Sale Agreement.

                  (ii) Concurrently with the execution and delivery of this Agreement, Borrowers shall execute and deliver to Lender a promissory note to evidence the Acquisition Advance of Lender, and be substantially in the form of
Exhibit 1.1(a)(ii) (the "ACQUISITION NOTE"). The Acquisition Note shall represent the obligation of the Borrowers, jointly and severally, individually and collectively, to pay the amount of the Acquisition Advance including interest thereon as prescribed in Section 1.4. The entire unpaid balance of the Acquisition Note and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date.

            (b) Non-Revolving Line of Credit Commitment.

                  (i) Subject to the terms and conditions hereof, Lender agrees to make available to Borrower from time to time until the Commitment Termination Date advances (each, a "LINE OF CREDIT ADVANCE") pursuant to the Line of Credit Commitment. The Line of Credit Advances may only be used for (1) working capital financing for Borrowers, (2) funds for other general corporate purposes of Borrowers, (3) to make or pay interest payments on the Acquisition Loan, and (4) funds for other purposes permitted hereunder. The Line of Credit Advances may not be used to make or pay principal payments on the Acquisition Loan. Borrowers may borrow, but may not repay and reborrow, under this Line of Credit Commitment. Each Line of Credit Advance shall be made on notice by Borrower's Representative on behalf of Borrowers to the Lender's Representative identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 2:00 p.m. (Nevada local time) on the date which is at least two (2) Business Days prior to the date of the proposed Line of Credit Advance, and only one request may be made during any calendar week. Each such notice (a "NOTICE OF LINE OF CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(b)(i), shall separately identify the amount of the requested Line of Credit Advance, and shall include the information required in such Exhibit and such other information as may be required by Lender. In no event shall Borrowers be permitted to request further Line of Credit Advances under the Commitment at any time during the thirty (30) day period prior to the Stated Maturity Date.

                  (ii) Concurrently with the execution and delivery of this Agreement, Borrowers shall execute and deliver to Lender a promissory note to evidence the Commitment in the face amount of the Line of Credit Loan, and be substantially in the form of Exhibit 1.1(b)(ii) (the "LINE OF CREDIT NOTE"). The Line of Credit Note shall represent the obligation of the Borrowers to pay the amount of the amounts advanced from time to time by Lender pursuant to the Commitment to or for the benefit of any one or more of the Borrowers together with interest thereon as prescribed in Section 1.4, and shall be the joint and several, and individual and collective liability of the Borrowers. The entire unpaid balance of the aggregate Line of Credit Commitment and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) Concurrently with the funding of the Acquisition Loan, Borrowers have requested, and this provision constitutes a Notice of Line of Credit Advance, for an Advance of Three Million Dollars ($3,000,000) on the Line of Credit Commitment to enable Borrowers to complete the acquisition transactions under the Asset Sale Agreement (the "INITIAL Draw"). Lender hereby agrees to the Initial Draw.

      1.2 Prepayments.

            (a) Voluntary Prepayments. Borrowers may at any time prepay the outstanding Loans in whole or in part, in addition to regularly scheduled monthly payments. In addition, Borrowers may at any time on at least three (3) days' prior written notice by Borrower's Representative to Lender terminate the Commitment; provided that upon such termination, in Lender's sole and absolute discretion, upon receipt or at any time thereafter of such notice, Lender may elect to accelerate the payment of all then outstanding Loans and other Obligations and the same shall thereupon become due and payable in full within five (5) business days of Lender's written notice to Borrower of Lender's election to accelerate. Upon any such termination of the Commitment, Borrowers' right to request Line of Credit Advances shall simultaneously be permanently terminated. Lender reserves the right to apply any such prepayment to such of the Obligations owing hereunder from time to time as Lender in its sole and absolute discretion, elects. Prepayments hereunder shall be made in accordance with the application of payments set forth in Section 1.2(c) below.

            (b) Mandatory Prepayments.

                  (i) Immediately upon receipt by any Credit Party of any cash proceeds of any sale or other disposition of any Collateral, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.2(c). The following shall not be subject to mandatory prepayment under this subsection: (1) proceeds of sales of Inventory in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business; (3) proceeds of sales of equipment and other personal property in the ordinary course of business so long as such equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by equipment and other personal property of equal or greater value or utility for a Borrower's business; and (4) transfers of equipment and other personal property between Borrowers in the ordinary course of business.

                  (ii) In addition to the foregoing, if by the date which is thirty (30) calendar days from the Closing Date ("MANDATORY PREPAY DATE"), Borrowers for any reason fail to acquire all of the Condominium Units from Sellers as provided in the Asset Sale Agreement with capital contributed to IHHI by its shareholders, then Borrowers agree to and shall on the Mandatory Prepay Date prepay the amount of $5,000,000 against outstanding principal balance of the Loans. Said $5,000,000 must consist of capital contributed to IHHI by its shareholders and may not constitute funds borrowed from any source. Said mandatory $5,000,000 prepayment shall be applied to the principal balance of the Acquisition Loan outstanding to Borrowers.

            (c) Application of Prepayments. Except as otherwise set forth in
Section 1.2(b)(ii) above, any prepayments made pursuant to Section 1.2 (a) or
(b) above shall be applied as follows: first, to reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on all Loans made to Borrowers; third, to the principal balance of Line of Credit Loan outstanding to Borrowers until the same has been paid in full; and last, to the principal balance of the Acquisition Loan outstanding to Borrowers until the same has been paid in full. If an Event of Default has occurred and is continuing, Lender shall have the absolute right, in its sole discretion, to determine which of the Obligations shall be paid and in what order and amounts.

            (d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with
Section 5.4(c) shall be applied to the Loans in the manner described in Section 1.2(c) above.

            (e) No Implied Consent. Nothing in this Section 1.2 shall be construed to constitute Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.3 Use of Proceeds.

            (a) Borrowers shall utilize the proceeds of the Loans solely for the express purposes authorized in this Agreement. Disclosure Schedule (1.3) shall contain a description of Borrowers' sources and uses of funds as of the Initial Funding Date, including Loans to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

            (b) Reliance on Notices; Appointment of Borrower's Representative. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Line of Credit Advance or other notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering any notice in accordance herewith, including without limitation the Line of Credit Notice, was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary. Each Borrower hereby designates IHHI as the Borrower's Representative for the purposes of issuing Notices of Line of Credit Advances, giving instructions with respect to the disbursement of the proceeds of the Line of Credit Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Borrowers under the Loan Documents. Borrower's Representative hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower's Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to Borrowers hereunder to Borrower's Representative on behalf of such Borrowers. Borrowers agree that each notice, election, representation and warranty, covenant, agreement and undertaking made on their behalf by Borrower's Representative shall be deemed for all purposes to have been made by all such Borrowers and shall be binding upon and enforceable against all Borrowers to the same extent as if the same had been made directly by each such Borrower.

      1.4 Interest.

            (a) Borrowers shall pay interest to Lender on all Loans made hereunder, in arrears, on each applicable Interest Payment Date, at the rate of fourteen percent (14%) per annum.

            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of interest shall be made by Lender and calculated on a per annum basis on the basis of a 360-day year, for the actual number of days occurring in the period for which such interest is payable. Each calculation by Lender of the interest payment due hereunder shall be presumptive evidence of the correctness thereof.

            (d) So long as an Event of Default has occurred and is continuing under any Loan Document, the interest rates applicable to the Loans shall be increased by five percentage points (5%) per annum above the rates of interest otherwise applicable hereunder (the "DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand. All interest payments owing hereunder or under any of the other Loan Documents, including interest accruing at the Default Rate, shall constitute additional Obligations hereunder and shall be secured by the Collateral.

            (e) All payments by Borrowers to Lender hereunder shall be made to the following deposit account:

          Bank of America (LV, NV)
          Medical Capital Corporation (Collection Acct for MPFC2)
          Acct# 496-687-6714
          ABA# 026009593
          Address: 4795 S. Marilyn Parkway, Las Vegas, NV 89119-7621 Contact Person: Sal 888-852-5000 x6004

            (e) Notwithstanding anything to the contrary set forth in this
Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. Any payments made by Borrowers in excess of the Maximum Lawful Rate shall be considered voluntary prepayments of the Loan under Section 1.2(a).

      1.5 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex B (the "CASH MANAGEMENT Systems"). The Cash Management System will include mandatory provisions requiring the daily sweep of cash from any deposit account into which any Borrower receives any payments or reimbursements from a Governmental Authority to deposit accounts over which Lender has an established control arrangement. It is understood and agreed by Lender that it is not permitted under current federal regulations to acquire a direct Lien in payments or reimbursements from Governmental Authorities nor in the deposit account(s) into which Proceeds are deposited. However, to protect Lender and the Liens granted to Lender and to Lender's Affiliate, Medical Provider Financial Corporation I, by Borrowers, Borrowers have agreed to the provisions of the Deposit Account Security Agreement and related Control Agreements.

      1.6 Fees.

            (a) Concurrently with the execution and delivery of this Agreement and as a condition to the funding of the Acquisition Loan, Borrowers shall pay to Lender an origination fee in an amount equal to two percent (2%) of the Commitment (Six Hundred Thousand Dollars ($600,000)), and two percent (2%) of the Acquisition Loan (One Million Dollars ($1,000,000)) (together the "ORIGINATION FEE"), to be payable out of Borrowers' own funds, which fee shall be deemed earned in full upon receipt by Lender.

            (b) Concurrently with the execution and delivery of this Agreement and as a condition to the funding of the Acquisition Loan, Borrower shall pay all costs paid or incurred by Lender to such date, including the attorneys' fees and expenses of Lender's outside counsel (collectively, "LENDER'S COSTS").

      1.7 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (Nevada local time) on the day when due in immediately available funds in Dollars to a Collection Account. For purposes of computing interest as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefore are received in a Collection Account prior to 2:00 p.m. (Nevada local time). Payments received in good and immediate funds after 2:00 p.m. Nevada local time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

      1.8 Application and Allocation of Payments.

            (a) So long as no Event of Default has occurred and is continuing,
(i) scheduled monthly payments shall be applied first, to reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on outstanding Loans made to Borrowers; and last, to the principal balance of the Loans outstanding to Borrowers until the same has been paid in full; and (ii) voluntary prepayments and mandatory prepayments shall be applied as set forth in Section 1.2(c). As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers and all Credit Parties hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records.

            (b) Lender is authorized to, and in its sole and absolute discretion may, charge to the Line of Credit Loan (which charges shall be deemed to be Line of Credit Advances requested by Borrowers) on behalf of Borrowers and cause to be paid all expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Loans owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due. Such charge to the Line of Credit Loan shall not waive any Event of Default due to Borrowers' non-payment, unless Lender, in its sole and absolute discretion, agrees in writing. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Line of Credit Loan and shall reduce the amount of the Line of Credit Commitment remaining available to Borrowers, and shall be secured by the Collateral.

      1.9 Loan Account and Accounting. Lender shall maintain a loan account (the "LOAN ACCOUNT") on its books to record all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent demonstrable error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrowers' duty to pay the Obligations. Lender shall render to Borrower's Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower for the immediately preceding month. Unless Borrower's Representative notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date of Borrower's Representative's receipt thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice and explaining the basis for such objection(s) shall be deemed to be disputed by Borrowers.

      1.10 Indemnity. Borrowers and each Credit Party shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, members, employees, attorneys, agents, and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); provided, that neither Borrowers nor any Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. Notwithstanding anything to the contrary contained in this Credit Agreement or in any other Loan Document, the maximum liability of all Credit Parties as Credit Parties in the aggregate shall be limited to One Million Dollars ($1,000,000); provided, however, that such limitation shall not be applicable to each Credit Party's individual liability for the payment and performance of any liabilities and obligations under any other Loan Document (including any pledge agreement or guaranty) to which such Credit Party is a direct party. With respect to the liability of Credit Parties hereunder, Lender agrees to seek payment of any financial Obligations (other than principal and interest payments) from Borrowers but in the event Borrowers fail to pay within five (5) days, then Lender shall be entitled to pursue its right to such payment from Borrowers and/or Credit Parties. Lender further agrees that, with respect to any liability or obligation of a Credit Party under this Credit Agreement or any other Loan Document, Lender's only recourse shall be against the Credit Party itself and any Collateral provided by the Credit Party. In this regard, Lender hereby acknowledges that, except for distributions actually made by a Credit Party to an Individual(s) (defined below), it is not looking to any constituent member or other equity owner who is a natural person, or any manager, officer, director, employee or other individual representative of any Credit Party ("INDIVIDUALS") for recourse, and waives any rights it may have, by virtue of alter ego, "piercing the veil," undercapitalization, failure to observe corporate or limited liability company formalities, or any other legal theory, to pursue causes of action under this Credit Agreement or any other Loan Document against any of the Individuals.

      1.11 Access. Each Borrower and each Credit Party shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Lender reasonably determines to be appropriate: (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Borrower and Credit Party and to the Collateral, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from each Borrower's and Credit Party's respective books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Collateral of any Credit Party. Any access under this Section shall be granted and conducted only in compliance with all federal and California state patient and medical record confidentiality laws. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall use commercially reasonable efforts to provide Lender with access to their suppliers and customers. Each Borrower and each Credit Party shall make available to Lender and its counsel reasonably promptly originals or copies of all books and records that Lender may reasonably request. Each Borrower and each Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Borrower or Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower or Credit Party.

      1.12 Taxes.

            (a) Any and all payments by Borrowers hereunder (including any payments made pursuant to Section 12) or under the Acquisition Note and/or the Line of Credit Note shall be made, in accordance with this Section 1.12, free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under such Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower's Representative shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Credit Party shall jointly and severally indemnify and, within ten (10) calendar days of demand therefore, pay Lender for the full amount of Taxes that Borrower is obligated to pay pursuant hereto (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Notwithstanding the foregoing, Lender remains ultimately responsible for paying any and all income taxes measured by Lender's own gross income.

      1.13  Capital Adequacy; Increased Costs; Illegality.

            (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive compliance regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower's Representative shall be presumptive evidence of the matters set forth therein.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower's Representative by Lender, shall be presumptive evidence of the matters set forth therein. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.13(b). No amounts due from Borrower under Sections 1.13(a) and (b) shall be amounts attributable to Lender's non-compliance with any requirement of any Governmental Authority.

      1.14 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of all Borrowers secured by the Liens on all of the Collateral.

2. CONDITIONS PRECEDENT

      2.1 Conditions Precedent to the Closing Date. Lender shall not be obligated to take, fulfill, or perform any action hereunder on or after the Closing Date until the following conditions precedent have been satisfied or provided for in a manner satisfactory to Lender, in its sole discretion, or waived in writing by Lender, it being understood that Lender shall consider a constituent transaction referred to in this Section 2.1 to have been consummated when all conditions precedent to such transaction have been satisfied or waived and that the only remaining action is the funding of the Acquisition Loan and the Initial Draw:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by and delivered to Lender by Borrowers and each Credit Party; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the List of Schedules and Loan Documents attached hereto as Annex E, each in form and substance satisfactory to Lender.

            (b) Asset Sale Agreement. The Asset Sale Agreement shall be in form and substance satisfactory to Lender. Additionally, the transactions contemplated by the Asset Sale Agreement shall have been fully consummated including the satisfaction or written waiver of all conditions precedent (except for the payment of the purchase price thereunder by the Purchaser and the delivery and recording of the instruments, agreements, title insurance and deeds assigning and conveying the assets to be acquired thereunder) based upon delivery of evidence to Lender in form and substance satisfactory to Lender. All conditions precedent for the benefit of IHHI as the purchaser thereunder shall have been fully performed and none waived, without the prior written consent of Lender.

            (c) Transfer to PCHI. All conditions to the transfer of title to the three Hospital Facilities (other than the Leased Hospital Facility) by IHHI to PCHI shall have been fully satisfied or waived by the party entitled to the benefit of such condition, except for funding of the Acquisition Loan and the Initial Draw.

            (d) Triple Net Lease. All conditions precedent to the lease back transactions (except the funding of the Acquisition Loan and the Initial Draw and the transfer of title to the three Hospital Facilities as contemplated by
Section 2.1(c) immediately above) by PCHI to IHHI of the Hospital Facilities pursuant to the Triple Net Lease shall have been fully satisfied or waived in writing by the party entitled to the benefit of such condition, based upon documentation and delivery of evidence to Lender, in each case in form and substance satisfactory to Lender. All conditions precedent for the benefit of either IHHI or PCHI thereunder shall have been fully performed and none waived, without the prior written consent of Lender.

            (e) Lease of Leased Hospital Facility. All conditions precedent to IHHI's acquisition of the Lessee's interest in two existing Leases for the Leased Hospital Facility shall have been fully satisfied or waived in writing by the party entitled to the benefit of such condition, based upon documentation and delivery of evidence to Lender, in each case in form and substance satisfactory to Lender.

            (f) Three Hospital Facilities and Sub-Sublease of Leased Hospital Facility. All conditions precedent to (i) IHHI's execution and delivery of the subleases of each of the Three Hospital Facilities to its wholly-owned Subsidiaries, WMC-SA, WMC-A, and Coastal, respectively, formed for each Hospital Facility, and (ii) IHHI's sub-subleased of the Leased Hospital Facility to Chapman, shall have been fully satisfied or waived in writing by the party entitled to the benefit of such condition, based upon documentation and delivery of evidence to Lender, in each case in form and substance satisfactory to Lender.

            (g) Approvals. Lender shall have received (i) satisfactory evidence that the Credit Parties have obtained, or in the case of necessary Governmental Authority approvals, have applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of (a) this Agreement and the other Loan Documents and the consummation of the Related Transactions, and (ii) the consummation of the Asset Sale Agreement, and the other transactions referenced in Sections 2.1(a) through (f), inclusive, above. Schedule 2.1(g) attached hereto lists all required consents and approvals of all Governmental Authorities and all other Persons.

            (h) Payment of Fees and Costs. Borrowers shall have paid Lender for all fees (including the Origination Fees on the Loans), and reimbursed Lender's Costs for all costs and expenses of closing, including attorneys' fees and costs and expenses of Lender, presented as of the Closing Date, and shall have agreed to pay any such fees and expenses, including attorneys' fees and expenses invoiced to Borrowers in care of Borrower's Representative after the Closing Date within ten (10) days of the receipt of an invoice therefor.

            (i) Capital Structure: Other Indebtedness. The capital structure of each Credit Party, the ownership of each Credit Party, and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Lender in its sole discretion.

            (j) Due Diligence. Lender shall have completed its business and legal due diligence.

            (k) Closing Certified Cash. The Borrowers shall have Certified Cash of not less than $5,000,000.

            (l) Fairness opinion regarding Borrowers and the transactions contemplated by the Asset Sale Agreement, and an allocation of fair value to each Hospital Facility, in form and substance satisfactory to Lender.

            (m) Copy of agreement among all Borrowers relating to the proportionate sharing of common expenses.

            (n) The Accounts Purchase Agreement shall have been fully executed and delivered by the parties thereto.

            (o) IHHI's membership interest in PCHI shall have been transferred to West Coast and Ganesha.

            (p) The execution and delivery of the Pledge Agreement by the members of West Coast; provided, however, that West Coast has advised Lender that although West Coast has approved the execution, delivery and performance of the Pledge Agreement, because of the number of members, it will by physically impossible to deliver a fully executed Pledge Agreement by such members on or before the Closing Date. Accordingly, West Coast represents and warrants and covenants to Lender that (i) Lender shall be entitled to rely upon such Pledge Agreement in closing the Loan and entering into this Agreement, and (ii) covenants to have the Pledge Agreement fully executed and delivered by its members on or before March 15, 2005.

            (o) The execution and delivery of the Guaranty Agreement by OC-PIN to Lender.

            (p) The execution and delivery of the Guaranty Agreement by PCHI to Lender.

            (q) The execution and delivery of the Membership Pledge Agreement by West Coast to Lender.

            (r) The execution and delivery of the Membership Pledge Agreement by Ganesha to Lender.

            (s) Lender shall have received evidence satisfactory to it that IHHI has received capital contributions of not less than Fifteen Million Dollars ($15,000,000).

      2.2 Further Conditions to Loans. Notwithstanding any provision herein or in any Loan Document to the contrary, the obligations of Lender to make any Loan shall be subject to the following (in addition to the Closing Date having occurred):

            (a) Further Conditions to the Loans. Lender shall not be obligated to make the Loans, unless and until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Lender, or waived in writing by Lender (such date, if any, on which such conditions have been so satisfied or waived, the "INITIAL FUNDING DATE"):

                  (i) Loan Documents. All Loan Documents having been delivered on or before the Initial Funding Date shall remain in full force and effect, and Lender shall have received such further documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the List of Schedules and Loan Documents attached hereto as Annex E, each in form and substance satisfactory to Lender.

                  (ii) Approvals. Lender shall have received (i) satisfactory evidence (or, shall, in its reasonable discretion, continue to be satisfied with such evidence received under Section 2.1(g)) that the Credit Parties have obtained, or in the case of necessary Governmental Authority approvals, have applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties or a signatory and the consummation of the Related Transactions or (ii) an officer's certificate signed by an executive officer of Borrowers in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

                  (iii) Timing. Such Initial Funding Date shall have occurred on or before March 3, 2005;

                  (iv) Payment of Fees. Borrowers shall have paid the Fees required to be paid on or before the Initial Funding Date in the respective amounts specified in Section 1.6, and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Initial Funding Date.

                  (v) Collateral. Lender shall have approved the Collateral.

                  (vi) Satisfaction with Changes to Disclosure Schedules. Lender shall be satisfied in its reasonable discretion with all updates to the Disclosure Schedules as have been delivered to Lender on or before the Initial Funding Date.

                  (vii) Initial Certified Cash. The Credit Parties shall have Certified Cash of not less than $5,000,000.

                  (viii) PCHI shall have caused its Operating Agreement to be amended in accordance with the provisions of Section 6.14 hereof.

                  (ix) No event or circumstance shall have occurred that has or reasonably could be expected to have a Material Adverse Effect.

            (b) Further Conditions to Each Loan. Except as otherwise expressly provided herein, Lender shall not be obligated to fund any Advance if, as of the date thereof:

                  (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and Lender shall have determined not to make such Advance as a result of the fact that such warranty or representation is untrue or incorrect;

                  (ii) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance and Lender shall have determined not to make any Advance as a result of that Default or Event of Default; and

                  (iii) any event or circumstance shall have occurred that has or reasonably could be expected to have a Material Adverse Effect.

The request and acceptance by any Borrower of the proceeds of any Advance or the benefit of any Advance shall be deemed to constitute, as of the date thereof,
(i) a representation and warranty by Borrower that the conditions precedent in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of its obligations under the Loan Documents to which it is a party or a signatory and of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

      To induce Lender to make the Loans, Borrowers and the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Borrowers and Credit Parties, each and all of which shall survive the execution and delivery of this Agreement (it being understood, that, for purposes of any representation and warranty expressly made as of the Closing Date and the Initial Funding Date with reference to, or qualified by, a Disclosure Schedule, such reference shall include such updated version, if any, of such Disclosure Schedule as may be made effective (including by consent of Lender) pursuant to Section 5.6 on or before the Initial Funding Date). Each representation and warranty shall be made on the basis of the Asset Sale Agreement having been consummated.

      3.1 Corporate Existence; Compliance with Applicable Laws. Each Borrower and each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 3.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has or has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and
(f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all other Applicable Laws. As of the Closing, IHHI is the sole member of PCHI prior to the transfer of all of the membership interests in PCHI to West Coast and Ganesha.

      3.2 Executive Offices, Collateral Locations, FEIN. As of each of the Closing Date and the Initial Funding Date, each Borrower's and each Credit Party's name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the current location of each Borrower's and each Credit Party's chief executive office and the premises at which any Collateral is located are set forth in Disclosure Schedule 3.2, none of such locations has changed within the four (4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of each Borrower and each Credit Party.

      3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Borrower and each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1(g), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Borrower and each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of each such Borrower and each such Credit Party enforceable against it in accordance with its terms.

      3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries, if any, that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) Financial Statements. The Financial Statements which have been delivered by Borrower to Lender on or before the date hereof are comprised of:

                  (i) The audited consolidated and unaudited consolidating balance sheets at December 31, 2004, and the related statements of income and cash flows of Borrowers for the Fiscal Year then ended.

                  (ii) The unaudited balance sheet(s) at June 30, 2004 and the related consolidated statement(s) of income and cash flows of Borrower for the two Fiscal Quarters then ended.

            (b) Pro Forma. The pro forma financial statements which have been delivered by Borrowers to Lender on or before the date hereof were prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries, and were prepared in accordance with GAAP (to the extent applicable), with only such adjustments thereto as would be required in accordance with GAAP.

            (c) Projections. All Projections which have been delivered by Borrowers to Lender on the date hereof were prepared by Borrowers in light of IHHI's past experience and a review of the financial statements provided by Seller with respect to each Hospital Facility, but including reasonably estimated future payments of known contingent liabilities, and reflect projections on a quarterly basis for the 2005 Fiscal Year and on an annual basis for all periods thereafter through 2007. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above with certain normalizing assumptions made by Borrowers, and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein.

      3.5 Material Adverse Effect. Between the respective dates of organization or formation for each Borrower and each Credit Party, and the Closing Date (and between the Closing Date and the Initial Funding Date, if they are not the same date): (a) to the best of each Borrower's knowledge, after due inquiry, and to the best of each Credit Party's knowledge, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments, in each case of each Borrower considered as a whole, (b) to the best of each Borrower's knowledge, after due inquiry, and to the best of each Credit Party's knowledge, there has not been any material decrease in the assets of each Borrower or Credit Party, considered as a whole, (c) no contract, lease or other agreement or instrument has been entered into by any Borrower or Credit Party or has become binding upon any Borrower's or Credit Party's assets and, to the knowledge of any Borrower or Credit Party, no law or regulation applicable to any Borrower or any Credit Party or has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, (d) no Borrower or Credit Party is in default and to the best of each Borrower's knowledge, after due inquiry, and to the best of each Credit Party's knowledge, no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, to the best of each Borrower's knowledge, after due inquiry, and to the best of each Credit Party's knowledge, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect.

      3.6 Ownership of Collateral; Liens. As of the Closing Date, each Borrower and each Credit Party owns or, after giving effect to the transactions contemplated by the Asset Sale Agreement and those transactions described in the Recitals to this Agreement, will own good and marketable title to all of its Collateral. As of each of the Closing Date and the Initial Funding Date, none of the Collateral is subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower or any Credit Party that may result in any Liens (including Liens arising under Environmental Laws or other Applicable Laws) other than Permitted Encumbrances.
Schedule 3.6 attached hereto sets forth a list of all real estate and leases Borrowers will own or hold immediately after the Closing Date.

      3.7 Labor Matters. Except as set forth on Disclosure Schedule 3.7, as of each of the Closing Date and the Initial Funding Date, (a) no strikes or other material labor disputes against any Borrower or any Credit Party are pending or, to any Borrower's or Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and other Applicable Laws; (c) all payments due from any Borrower or Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Borrower or Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement unless true and complete copies of any agreements described on Disclosure Schedule 3.7 have been delivered to Lender);
(e) there is no organizing activity involving any Borrower or any Credit Party pending or, to any Borrower's or any Credit Party's knowledge, threatened by any labor union or group of employees; (f) except as otherwise disclosed on Disclosure Schedule 3.7, there are no representation proceedings pending or, to any Borrower's or any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower or any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Borrower or any Credit Party pending or, to the knowledge of any Borrower or any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower or any Credit Party of any individual.

      3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 3.8, as of each of the Closing Date and the Initial Funding Date, no Borrower (except IHHI) or any Credit Party has any Subsidiaries (which is not a Credit Party), is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Borrower and each Credit Party is owned by each of the Shareholders and in the amounts set forth in Disclosure Schedule 3.8. Except as set forth in Disclosure Schedule 3.8, as of each of the Closing Date and the Initial Funding Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower or any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Borrower and each Credit Party as of each of the Closing Date and the Initial Funding Date is identified and permitted under Section 6.3, and all outstanding Funded Debt of each Credit Party as of each of the Closing Date and the Initial Funding Date (except for the Obligations) is described in Disclosure Schedule 6.3.

      3.9 Government Regulation. No Borrower or Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Borrower or Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or other Applicable Laws binding on any Borrower or on any Credit Party.

      3.10 Margin Regulations. No Borrower or Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Borrower or Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Borrower or Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

      3.11 Taxes. Except as described in Disclosure Schedule 3.11, all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Borrower or by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by each Borrower and each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure
Schedule 3.11 sets forth as of the Closing Date and the Initial Funding Date those taxable years for which any Borrower or any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date and the Initial Funding Date, no Borrower or Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Borrowers or Credit Parties are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Borrower's and each Credit Party's knowledge, as a transferee. As of the Closing Date and the Initial Funding Date, no Borrower or Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise.

      3.12 ERISA.

            (a) Disclosure Schedule 3.12 lists, as of the Closing Date and the Initial Funding Date, for each Borrower (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans have been delivered to Lender. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. No Borrower nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Borrower to a material tax on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule 3.12: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Borrower or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Borrower or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Borrower or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14( of ERISA) of any Borrower or ERISA Affiliate (determined at such time).

      3.13 No Litigation. Except as set forth in Disclosure Schedule 3.13, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Borrower or any Credit Party, threatened against any Borrower or any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) that challenges the Seller's execution, delivery and performance of the Asset Sale Agreement, or any Borrower or any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Borrower or any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure
Schedule 3.13, as of the Closing Date and the Initial Funding Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of One Hundred Thousand Dollars ($100,000) or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

      3.14 Brokers. Except as set forth on Disclosure Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

      3.15 Intellectual Property. As of each of the Closing Date and the Initial Funding Date, each Borrower and each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.15. Each Borrower and each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person which could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 3.15, no Borrower or Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

      3.16 Full Disclosure. All representations and warranties made in any of the Loan Documents by any Borrower or any Credit Party shall be made after giving full effect to the transactions contemplated in the Asset Sale Agreement, the Triple Net Lease, and the other transactions described in the Recitals to this Agreement, to the extent applicable. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Borrower or any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Borrower or any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers and Credit Parties believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers s as of such delivery date, and reflect Borrowers' and Credit Parties' good faith and reasonable estimates of the future financial performance of Borrowers and Credit Parties, respectively, and of the other information projected therein for the period set forth therein. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

      3.17 Environmental Matters.

            (a) Except as set forth in Disclosure Schedule 3.17, as of each of the Closing Date and the Initial Funding Date, to their knowledge: (i) the Borrowers and the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000;
(ii) the Borrowers and the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (iii) no Borrower or Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Borrower or any Credit Party; and (v) no notice has been received by any Borrower or any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Borrowers and the Credit Parties, there are no facts, circumstances or conditions that may result in any Borrower or any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes.

            (b) Each Borrower and each Credit Party hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of such Borrower's or such Credit Party's assets (including its real estate) or any Borrower's or Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Borrower's or any Credit Party's conduct with respect to the ownership, operation or management of any of its real estate or compliance with Environmental Laws or Environmental Permits.

      3.18 Insurance. Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of each of the Closing Date and the Initial Funding Date, for current occurrences by each Borrower and each Credit Party, as well as a brief description thereof.

      3.19 Deposit and Disbursement Accounts. Disclosure Schedule 3.19 lists all banks and other financial institutions at which each Borrower and each Credit Party maintains deposit, commodities, investment or other accounts as of each of the Closing Date and the Initial Funding Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. The Disclosure Schedule shall identify which deposit accounts of each entity are used to receive Governmental Authority payments.

      3.20 Vendor Relations. As of each of the Closing Date and the Initial Funding Date, there exists no actual or, to the knowledge of any Borrower or any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Borrower or any Credit Party with any supplier essential to its operations. As of the Closing Date and at all times during the term of this Agreement, Borrowers shall be a party to the Group Purchasing Contract.

      3.21 Bonding; Licenses. Except as set forth on Disclosure Schedule 3.21, as of the Closing Date and the Initial Funding Date, no Borrower or any Credit Party is a party to or bound by any material surety bond agreement or material bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

      3.22 Solvency. Both before and after giving effect to (a) the Loans to be made or incurred on the Initial Funding Date or such other date as Loans are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower's Representative; (c) the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers, taken as a whole, are and will be Solvent.

      3.23 WARN Act. Both IHHI and Seller are in full compliance with the requirements of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., as amended (the "WARN ACT"), and the California version of the WARN Act, California Cal. Labor Code ss.1400 et seq.

      3.24 Hart Scott Rodino Act. Both IHHI and Seller are in full compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a (Section 7A of the Clayton Act).

      3.25  Incorporation of Certain Representations and Warranties.

            (a) Reference is hereby made to the following Sections of the Asset Sale Agreement and to the corresponding disclosure schedules delivered in connection therewith: Section 2.1 (Authorization), Section 2.2 (Binding Agreement), Section 2.3 (Organization and Good Standing; No Violation), Section
2.4 (Contracts and Leases), Section 2.5 (Required Consents), Section 2.6 (Compliance with Laws and Contracts), Section 2.7 (Title Sufficiency), Section
2.8 (Certain Representations With Respect to the Hospitals), Section 2.9 (Brokers and Finders), Section 2.10 (Financial Statements), Section 2.11 (Legal Proceedings), Section 2.12 (Employee Benefits), Section 2.13 (Personnel),
Section 2.14 (Insurance), Section 2.15 (Solvency), Section 2.16 (Taxes), and
Section 2.18 (Independent Auditor). The Borrowers and the Credit Parties hereby represent and warrant to Lender that, based upon due inquiry and following the completion of the Borrowers' and the Credit Parties' due diligence with respect to Seller and the Hospital Facilities, they have no actual knowledge that any of the listed representations and warranties are incomplete, inaccurate or misleading in any material respect.

            (b) Reference is hereby made to the following Sections of the Asset Sale Agreement and to the corresponding disclosure schedules delivered in connection therewith: Section 3.1 (Authorization), Section 3.2 (Binding Agreement), Section 3.3 (Organization and Good Standing), Section 3.4 (No Violation), Section 3.5 (Brokers and Finders), Section 3.7 (Legal Proceedings),
Section 3.8 (No Knowledge of Seller's Breach), Section 3.9 (Ability to Perform),
Section 3.10 (Solvency), and Section 3.11 (Independent Auditor). The Borrowers and the Credit Parties hereby represent and warrant to Lender that all such representations and warranties are true, correct, complete and accurate as of the date hereof.

      3.26 Breach of Asset Sale Agreement. None of the Borrowers or the Credit Parties is aware of any breach by either Seller or IHHI under the Asset Sale Agreement, nor of any circumstances which, with the giving of notice or the passage of time, would ripen into a breach by either party thereunder.

      3.27 Operating Permits, Licenses and Consents. Immediately following the full consummation of the transactions contemplated by the Asset Sale Agreement and this Agreement, Borrowers shall have sufficient Governmental Authority operating permits, licenses and consents necessary to fully operate the Hospital Facilities in the same manner as they were operating by the entities comprising Seller prior to the consummation of the Asset Sale Agreement.

4. FINANCIAL STATEMENTS AND INFORMATION

      4.1 Reports and Notices.

            (a) Each Borrower and each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex D.

            (b) Each Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender, the various Collateral Reports and other reports at the times, to the Persons and in the manner set forth in Annex D including all certifications required with respect to Certified Cash balances.

      4.2 Communication with Accountants. Each Borrower and each Credit Party executing this Agreement authorizes Lender, and so long as an Event of Default has occurred and is continuing, following reasonable notice to Borrowers, to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants to communicate to Lender any and all financial statements and supporting financial documentation relating to any Borrower or any Credit Party with respect to the business, results of operations and financial condition of any Borrower or any Credit Party.

5. AFFIRMATIVE COVENANTS

      Each Borrower and each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

      5.1 Maintenance of Existence and Conduct of Business. Each Borrower and each Credit Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights; continue to conduct its business substantially as conducted prior to the Closing Date, anticipated to be conducted, or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties necessary to the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

      5.2 Payment of Charges.

            (a) Subject to Section 5.2(b), each Borrower and each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to Taxes, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees in possession of any Collateral, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $100,000.

            (b) Each Borrower and each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Borrower and such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Borrower and such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower and such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

      5.3 Books and Records. Each Borrower and each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP (except as otherwise disclosed on the Financial Statements).

      5.4 Insurance; Damage to or Destruction of Collateral.

            (a) The Borrowers shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 as in effect on the date hereof or may obtain and maintain other policies of insurance in form and amounts and with insurers reasonably acceptable to Lender. All policies of insurance (or the loss payable and additional insured endorsements delivered to Lender) that relate to coverage involving the Collateral shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Lender in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for any Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to maintain such insurance or pay any premiums therefore. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lender.

            (b) Lender reserves the right at any time upon any change in any Borrower's risk profile (including any laws affecting the potential liability of such Borrower) to require additional forms and limits of insurance to, in Lender's reasonable opinion, adequately protect Lender's interests and Lien in all or any portion of the Collateral and to ensure that each Borrower is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lender, each Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, reasonably satisfactory to Lender, with respect to its insurance policies.

            (c) Each Borrower shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to all general liability and other liability policies naming Lender, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or Lenders designated by Lender), so long as any Default or Event of Default has occurred and is continuing, as such Borrower's true and lawful Lender and attorney-in-fact for the purpose of making, settling and adjusting claims under all policies of insurance relating to coverage of the Collateral, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower's Representative shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Lender in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lender) having Permitted Encumbrances, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.2(c). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, Lender shall permit the applicable Borrower to replace, restore, repair or rebuild the property.

      5.5 Compliance with Applicable Laws. Each Borrower and each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Lender (which request will not be made more frequently than once each calendar year absent the occurrence and continuance of an Event of Default) or at each Borrower's and at each Credit Party's election from time to time, the Borrowers and the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing, and (b) no supplement shall be required or permitted as to representations and warranties that expressly relate only to the Closing Date and/or the Initial Funding Date (except as set forth in the introduction to Section 3 hereof for purposes of representations and warranties made as of the Initial Funding Date). Any Borrower having a "commercial tort claim" (as defined in the Code) shall promptly notify Lender of the existence thereof.

      5.7 Intellectual Property. Each Borrower and each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

      5.8 Environmental Matters. Each Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its real estate and interests in real estate in compliance with all Environmental Laws and Environmental Permits; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its real estate in all material respects; (c) notify Lender promptly after such Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any real estate that is reasonably likely to result in Environmental Liabilities of Borrowers in excess of $100,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. In addition, each Borrower shall be in full compliance with the terms and provisions of the Environmental Indemnity Agreement to which Lender and each of the Borrowers are a party and which constitute part of the Loan Documents. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Borrower or any Environmental Liability of Borrower arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its real estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Borrower shall, upon Lender's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) if Borrowers shall have not timely performed such environmental audits, permit Lender or its representatives to have access to all real estate for the purpose of conducting such environmental audits and testing as Lender reasonably deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9 Landlords' Agreements. With respect to any location where any material amount of Collateral is stored or located, Lender may require Borrowers to provide a reasonable landlord or mortgagee agreement or bailee letter as a condition to the continued storage of the Collateral at such location(s). Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

      5.10 Further Assurances. Each Borrower and each Credit Party executing this Agreement agrees that it shall and shall cause each other Borrower and each other Credit Party to, at such Borrower's or Credit Party's expense and upon the reasonable request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

      5.11 Cash. The Borrowers, in the aggregate, shall at all times maintain, or cause to be maintained, Certified Cash in an aggregate amount of not less than $1,000,000.

      5.12 Qualified Cash. Borrowers shall deposit all net cash proceeds of Collateral as Qualified Cash in a Qualified Cash Account subject to the right of Borrowers to withdraw such cash proceeds. From and during the continuance of an Event of Default, but subject to Section 5.13 below, Lender may exercise all rights under the applicable Control Agreements relating to any Qualified Cash, including the right to deliver applicable control exercise notices to each applicable bank and securities intermediary and cause all such Qualified Cash to be forwarded immediately to the Collection Account through daily sweeps (or as otherwise directed by Lender).

      5.13 Governmental Accounts. Notwithstanding anything to the contrary in this Agreement, Lender and Borrowers agree that each of WMC-SA, WMC-A, Chapman and Coastal shall have sole dominion and control over the Proceeds of any Accounts which contain or constitute payments from federal or state healthcare programs, including Medicare and Medi-Cal, for medical services provided by such Borrower ("GOVERNMENTAL ACCOUNTS"). Lender and Borrowers further agree that: (a) WMC-SA, WMC-A, Chapman and Coastal shall each have sole dominion and control over their respective Deposit Accounts which contain or receive payments on Governmental Accounts (the "GOVERNMENTAL DEPOSIT ACCOUNTS") (b) the Governmental Deposit Accounts shall be maintained for the benefit of and in the name of WMC-SA, WMC-A, Chapman and Coastal, as applicable, and (c) no other Person shall have any control over the use of or any right to withdraw any amount from, the Governmental Deposit Accounts other than WMC-SA, WMC-A, Chapman and Coastal, as applicable. Each Borrower specifically agrees: (i) to provide Lender with a description of each Deposit Account where a Governmental Deposit Account is maintained, including without limitation, the name of the financial institution, the address, the account number, the ABA Routing Number, and a contact person,
(ii) not to change Deposit Accounts from the financial institution(s) where such Governmental Deposit Accounts are maintained as of the date hereof, and (iii) to instruct such financial institution(s) to sweep each such Governmental Deposit Account on a daily basis to a Lock Box Account identified by Lender. Each Borrower represents and warrants to Lender that it has notified or will notify each governmental payor of any Governmental Account to make all payments on account of such Accounts only to the Governmental Deposit Accounts. The breach of the foregoing obligations by any Borrower shall constitute an immediate Event of Default hereunder for which there shall be no cure or grace period.

      5.14 Operations of Hospital Facilities. Each of WMC-SA, WMC-A, Chapman and Coastal shall have and maintain at all times from the Closing Date until the Obligations have been paid in full, sufficient approvals, consents, and permits from all necessary Governmental Authorities to fully operate the Hospital Facilities in accordance with Applicable Laws. Borrowers shall use their best efforts and use appropriate diligence to secure all approvals, consents and permits as and when required by Applicable Laws to fully operate the Hospital Facilities.

      5.15 After-Acquired Property; Acquisition of Condominium Units or other Real Property Interests. In the event from time to time any Borrower acquires any interest in any real property or improvements that are not a part of the "Property" as defined in either the Leasehold Deed of Trust or the Deed of Trust, including without limitation any one or more of the Condominium Units (hereinafter referred to as the "ADDITIONAL PROPERTY"), then such Borrower agrees to promptly notify Lender reasonably prior to such acquisition and to execute and deliver an amendment to the Leasehold Deed of Trust or the Deed of Trust, as applicable, to reflect the addition of such Additional Property to the Property subject thereto and the Lien of Lender thereon. Upon each such acquisition, (a) the Leasehold Deed of Trust or the Deed of Trust shall automatically be deemed amended to add the legal description of the Additional Property to the legal description of the Property encumbered by the Leasehold Deed of Trust or the Deed of Trust, as applicable; (b) the Leasehold Deed of Trust or the Deed of Trust, as applicable, shall automatically be deemed and shall become a senior Lien and encumbrance against the fee or leasehold title of the Additional Property; (c) within ten (10) calendar days of demand from Lender, such Borrower shall execute, acknowledge and deliver to Lender, and Lender shall record, an amendment to the Leasehold Deed of Trust or the Deed of Trust, as applicable, reflecting such Borrower's acquisition of the title to the Additional Property and the lien of the Leasehold Deed of Trust or the Deed of Trust, as applicable, as a first Lien and encumbrance against the fee or leasehold title of the Additional Property, and (d) within ten (10) calendar days of demand from Lender, at Borrowers' sole cost and expense, the acquiring Borrower shall obtain such endorsements to the Title Policy (or a replacement Title Policy) as Lender may reasonably require to insure that the Lien of the Leasehold Deed of Trust or the Deed of Trust, as applicable, is and remains a first Lien and encumbrance against the fee or leasehold title of the Additional Property. In the event Borrowers fail or refuse to execute such amendment required pursuant to clause (c) above within ten (10) calendar days after Lender's demand therefor, each Borrower hereby grants to Lender a power-of-attorney naming Lender as each such Borrower's attorney-in-fact to execute and record such amendment in the official records of Orange County, California, and to arrange for such title endorsements as Lender reasonably requires. Such power-of-attorney is coupled with an interest and is therefore irrevocable. All such reasonable expenditures incurred by Lender in performing this paragraph shall be additional Obligations payable upon demand and delivery of reasonable backup documentation, and shall bear interest at the Default Interest Rate from the date of demand for payment until paid in full. Lender hereby consents to the transfer of the Condominium Units from IHHI to PCHI, subject to Lender's Lien, as described in this section.

      5.16 Capital Contributions by OC-PIN to IHHI. IHHI and Borrowers agree that all future capital contributions to IHHI by OC-PIN shall be used by IHHI as mandatory prepayments of the Line of Credit pursuant to Section 1.2(b) of this Credit Agreement.

6. NEGATIVE COVENANTS

      Each Borrower and each Credit Party jointly and severally agrees as to all Borrowers and all Credit Parties that from and after the date hereof until the Termination Date:

      6.1 Mergers, Subsidiaries, Etc. No Borrower or any Credit Party shall directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary in addition to the existing Subsidiaries of IHHI; or (ii) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

      6.2 Investments; Loans and Advances. No Borrower or Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (each, an "INVESTMENT"), except that: (i) Borrowers may hold Investments constituting notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business consistent with past practices; (ii) Borrowers may invest the Qualified Cash in the Qualified Cash Accounts (A) as of the Closing Date in the kinds and types of investments that they are then so invested, and (B) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with each Borrower's investment policies previously adopted by its board of directors so long as Lender's Liens remain perfected therein, (iii) Borrowers may invest its their cash and cash equivalents (other than Qualified Cash in the Qualified Cash Accounts) (A) as of the Closing Date in the kinds and types of investments that they are then so invested, and (B) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with each Borrower's investment policies previously adopted by its board of directors, and (iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers or Credit Parties may make investments in, and loans and advances to, any other Borrower or Credit Party. All such investments in, and loans and advances to, a Borrower or a Credit Party shall be unsecured and subordinate in repayment to the repayment of all Obligations to Lender. Lender may require Borrowers and Credit Parties to execute and deliver subordination agreements in form and substance satisfactory to Lender to evidence such subordination arrangements.

      6.3 Indebtedness.

            (a) No Borrower shall create, incur or assume any Indebtedness, except (without duplication) (i) Indebtedness created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures or other capital assets acquired by any Borrower in the ordinary course of business; (ii) the Loans and the other Obligations; (iii) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, unsecured Funded Debt or indebtedness to other Borrowers, incurred after the Closing Date; (iv) unsecured Indebtedness (other than Funded
Debt) incurred in the ordinary course of the Borrowers' respective business; and
(v) existing Indebtedness, if any, described in Disclosure Schedule 6.3. Notwithstanding the foregoing, any Borrower may make loans or advances to any other Borrower so long as each Borrower continues to meet the requirements of
Section 6.3(a).

            (b) No Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Funded Debt prior to its scheduled due date, other than the Obligations, or indebtedness owed to other Borrowers by a Borrower; provided, however, that no payments whatsoever shall be made on account of indebtedness owed by one Borrower to another at any time when an Event of Default has occurred and is continuing.

      6.4 Employee Loans and Affiliate Transactions. No Borrower or any Credit Party shall enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Credit Party's business and upon fair and reasonable terms that are no less favorable to such Borrower or Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower or Credit Party.

            (a) No Borrower or Credit Party shall enter into any lending or borrowing transaction with any employees of any Borrower or any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes.

      6.5 Capital Structure and Business. No Borrower or Credit Party shall amend its charter, articles, or bylaws in a manner that would materially adversely affect the rights or remedies of Lender under the Loan Documents or such Borrower or Credit Party's duty or ability to repay the Obligations. No Borrower or Credit Party shall engage in any business other than the businesses currently engaged in by it, anticipated to be conducted, or businesses reasonably related thereto, and other business so long as such other businesses do not constitute, individually or in the aggregate, a material portion of the Borrowers' or Credit Parties' businesses, taken as a whole.

      6.6 Guaranteed Indebtedness. No Borrower or Credit Party shall create, incur, or assume any Guaranteed Indebtedness unless such Guaranteed Indebtedness would be permitted to be incurred directly by such Borrower or such Credit Party pursuant to Section 6.3.

      6.7 Liens. No Borrower or Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral (whether now owned or hereafter acquired) except for Permitted Encumbrances.

      6.8 Sale of Collateral and Intellectual Property. No Borrower or Credit Party shall sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral, other than in the ordinary course of business or the sale of Accounts other than the sale of Accounts pursuant to the Accounts Purchase Agreement. No Borrower or Credit Party shall sell, transfer, convey, assign, license or otherwise dispose of any interest in the Borrowers or Credit Parties.

      6.9 ERISA. No Borrower or Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $100,000 in the aggregate.

      6.10 Hazardous Materials. No Borrower or Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of its real estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of its real estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

      6.11 Restricted Payments. During the term of this Agreement, no Borrower shall make any Restricted Payment, except (a) dividends, distributions and payments by a Borrower paid to another Borrower, (b) employee loans permitted under Section 6.4(b), (c) so long as no Event of Default shall have occurred and is continuing, dividends and distributions by IHHI to its Shareholders, and (d) ordinary course payments to IHHI for services to other Borrowers.

      6.12 Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No Borrower or Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least ten (10) days prior written notice to Lender and provided that such Borrowers and Credit Parties shall have taken such actions and executed such documents as Lender reasonably requests in connection therewith to continue the perfection of any Liens in favor of Lender in any Collateral, and provided further that, any change to such Borrowers' respective jurisdictions of incorporation or organization, such new jurisdiction shall be located in the United States. No Borrower or Credit Party shall change its Fiscal Year without giving Lender at least thirty (30) days prior written notice thereof.

      6.13 No Impairment of Intercompany Transfers. No Borrower or Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by any Subsidiary of IHHI to IHHI.

      6.14 Limitations on Power of Managers of PCHI. So long as all of the Obligations have not been paid in full, without the prior written consent of the Lender, which may be given or withheld in its absolute and unfettered discretion, neither of the Managers of PCHI shall have the power or authority to cause, permit, consent or acquiesce to PCHI taking, making or engaging in any of the following acts or activities without first obtaining the prior written consent of both Managers and the Lender, and any such activity taken without the prior written consent of both Managers shall constitute an Event of Default hereunder:

                  (i) The sale, transfer, conveyance, assignment, hypothecation, encumbrance or disposition of all or any part of PCHI's assets (including, but not limited to, the Property);

                  (ii) The incurring of any debt;

                  (iii) The making of any change of any kind in the nature or character of the business of PCHI as the same is currently conducted or as the same is currently expected to be conducted;

                  (iv) The incurring of any contractual obligation with a total cost to PCHI of $5,000.00 or more in the aggregate during in any consecutive twelve (12) month period;

                  (v) The making of any capital expenditure of $5,000.00 or more in the aggregate during in any consecutive twelve (12) month period;

                  (vi) The merger, consolidation, combination, or other similar business venture of any kind of PCHI with any other Person;

                  (vii) The purchase, lease, sublease or acquisition of any assets or equipment of any kind;

                  (viii) The execution of any new lease, sublease, rental agreement or occupancy agreement with any Person at the Property;

                  (ix) The making of any amendment, modification, revision, novation or other change of any kind to any lease, sublease, rental agreement or occupancy agreement with any Person at the Property existing as of the date of this Agreement;

                  (x) The making of any amendment, modification, revision, novation or other change of any kind to the Triple Net Hospital and Medical Office Building Lease dated as of March 3, 2005 by and between PCHI (as Landlord) and Integrated Healthcare Holdings, Inc. (as Tenant);

                  (xi) The making of any amendment, modification, revision, novation or other change of any kind to its Operating Agreement;

                  (xii) The making or filing of any amendment, modification, revision, novation or other change of any kind to the Articles of Organization of PCHI on file with the California Secretary of State as of the date of this Agreement;

                  (xiii) The execution of any license, permit, consent or other authority to conduct business of any kind in any of the Properties not conducted as of the date of this Agreement;

                  (xiv) The making of any amendment, modification, revision, novation or other change of any kind to any license, permit, consent or other authority to conduct business in any of the Properties existing as of the date of this Agreement;

                  (xv) The making or taking of any act that would make it difficult or impossible to carry on the ordinary business of PCHI, or the failure to take any required act, the failure of which would make it difficult or impossible to carry on the ordinary business of PCHI;

                  (xvi) The making or taking of any confession of a judgment against PCHI;

                  (xvii) The making or taking of any act to dissolve PCHI;

                  (xviii) The filing of a petition in bankruptcy or the entering into of an arrangement among creditors;

                  (xix) The entering into or execution of any contract, agreement, understanding (whether oral or written, and whether binding or non-binding) with any Affiliate of PCHI of any Affiliate of any Member of PCHI;

                  (xx) Admitting any Person as a Member of PCHI;

                  (xxi) Agreeing, permitting or consenting to the sale, transfer, conveyance, assignment, hypothecation or encumbrance of any Economic Interest, Interest, Information Rights, Membership Interests, Percentage Interests, or Management and Voting Rights to any Person;

                  (xxii) Agreeing, permitting or consenting to the return of any Capital Contribution or the making of any Distribution. Notwithstanding the foregoing, so long as an Event of Default under the Note, Deed of Trust or other Loan Documents has not occurred or continuing, the Managers shall have the right to cause the Company to make Distributions in accordance with the provisions of
Section 5.2 of the Operating Agreement, subject to the right of Lender to terminate the Managers right to make further Distributions upon the occurrence of an Event of Default under the Loan Documents; and

                  (xxiii) Agreeing, permitting or consenting to the election or appointment of any Person as an Officer or as a Manager.

PCHI shall cause its Operating Agreement to be amended on or before the Closing Date to reflect the restrictions set forth in this Section.

7. TERM

      7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the earlier of the date when the Loans and other Obligations have been paid in full and satisfied or the Maturity Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date without demand by Lender.

      7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the Credit Parties or the rights of Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Article 1, and the indemnities contained in the Loan Documents shall survive the Maturity Date.

      7.3 Accounts Purchase Agreement. Notwithstanding the termination of this Agreement as contemplated by Section 7.1 above, or the foreclosure or other enforcement by Lender of the Liens granted under the Credit Agreement and the other Loan Documents, the Accounts Purchase Agreement and the other agreements, instruments and documents relating thereto shall continue in full force and effect until the Accounts Purchase Agreement expires or terminates as provided therein.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Borrowers (i) fail to make any payment of principal of or interest on the Loans or any of the other Obligations within five (5) calendar days after the same is due and payable; provided, that if Borrowers fail to make a payment within such period, interest at the Default Rate shall accrue from the due date for such payment, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) calendar days following Lender's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.2 (Prepayments), 1.5 (Cash Management), 5.4(a) (Insurance; Damage to or Destruction of Collateral), 5.11 (Cash), or 6 (Negative Covenants), or any of the provisions set forth in Annex B (Cash Management System).

            (c) Borrowers fail or neglect to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes B or C, respectively, and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) such Borrower's or Credit Party's, as applicable, actual knowledge thereof, or (ii) such Borrower's or Credit Party's, as applicable, receipt of notice thereof from Lender.

            (d) Any Borrower or any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) such Borrowers' actual knowledge thereof or (ii) such Borrowers' receipt of notice thereof from Lender.

            (e) Any Borrower or any Credit Party fails or neglects to perform, keep or observe any other provision of any of the other Loan Documents or any Guaranty and the same shall remain unremedied in whole or in part for the shorter of thirty (30) calendar days or beyond any applicable cure or grace period provided for therein.

            (f) A default or breach occurs under any other agreement, document or instrument to which any Borrower or any Credit Party is a party that is not cured within any applicable grace period therefore, and such default or breach is not waived and such default or breach involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Borrower or any Credit Party (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements); or (ii) an event, condition or circumstance occurs that causes, or permits any holder of Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or the holder of such Indebtedness or Guaranteed Indebtedness or such trustee has the right to demand cash collateral in respect of such Indebtedness or Guaranteed Indebtedness, in each case, regardless of whether such right is exercised, by such holder or trustee.

            (g) A default shall occur or exist under the Triple Net Lease, and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) such Borrower's or Credit Party's, as applicable, actual knowledge thereof, or (ii) such Borrower's or Credit Party's, as applicable, receipt of notice thereof from Lender.

            (h) A default shall occur under any of the subleases or sub-subleases of a Hospital Facility, and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) such Borrower's or Credit Party's, as applicable, actual knowledge thereof, or
(ii) such Borrower's or Credit Party's, as applicable, receipt of notice thereof from Lender.

            (i) A default shall occur under either of the Chapman Leases.

            (j) A default shall occur under the deed of trust dated May 27, 2003 (naming Chapman Medical L.P., as Trustor and Fremont Investment & Loan as Beneficiary), which deed of trust secures repayment of an $11,800,000 promissory note and encumbers the same fee interest in the same real property that the Chapman Leases each encumber.

            (k) A default shall occur or exist under the Accounts Purchase Agreement, and the same shall remain unremedied in whole or in part for fifteen
(15) calendar days or more after the earlier of (i) such Borrower's or Credit Party's, as applicable, actual knowledge thereof, or (ii) such Borrower's or Credit Party's, as applicable, receipt of notice thereof from Lender.

            (l) Borrower or any Subsidiary shall fail to have in full force and effect and in good standing each license or permit necessary to its continuing operation as a hospital and acute care centers, as applicable, as operated on the date hereof.

            (m) Any of the Hospital Facilities shall no longer be accredited by the California Department of Health or no longer have all other permits, licenses and authorizations to conduct an acute care medical center and hospital in the scope and manner operated by Seller.

            (n) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by any Borrower or any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (o) Assets of any Borrower or any Credit Party with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or general assignee for the benefit of creditors of any Borrower or any Credit Party and such condition continues for thirty (30) days or more.

            (p) A case or proceeding is commenced against any Borrower or any Credit Party seeking a decree or order in respect of such Borrower or such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or such Credit Party or for any substantial part of any such Borrower or such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Borrower or such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

            (q) Any Borrower or any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or such Credit Party or for any substantial part of any such Borrower or such Credit Party's assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

            (r) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time are outstanding against one or more of the Borrowers or Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (s) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Borrower or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (t) Any Change of Control occurs for Borrower or any of its Subsidiaries or any Credit Party.

            (u) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of any Borrower generating more than 25% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment, to the extent not commenced at other facilities of or on behalf of Borrowers, continues for more than thirty (30) calendar days.

            (v) A Material Adverse Effect shall exist as determined in the sole judgment of Lender.

            (w) Larry Anderson or Bruce Mogel or Jim Ligon shall no longer be employees of IHHI and replacements acceptable to Lender in its reasonable discretion are not employed within thirty (30) calendar days of the date that either such Person is no longer employed by IHHI.

            (x) The Group Purchasing Agreement shall be terminated or cancelled and a substitute purchasing arrangement is not entered into by Borrowers within thirty (30) calendar days following such termination or cancellation.

      8.2 Remedies.

            (a) If any Event of Default has occurred and is continuing, Lender may, without notice, suspend the Line of Credit facility with respect to additional Advances, whereupon any additional Advances may be made or incurred in Lender's sole discretion, so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, Lender may, without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

            (b) If any Event of Default has occurred and is continuing, Lender may, without notice: (i) terminate the Line of Credit facility with respect to further Advances; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Lender under the Loan Documents or any Guaranty, or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(m) or (n), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Line of Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

      8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default (unless specifically required in this Agreement), nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF LENDER

      9.1 Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Lender; and (ii) be conditioned on such assignee representing to Lender that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof. In the case of an assignment by Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as Lender hereunder. The original Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In the event Lender assigns or otherwise transfers all or any part of the Obligations, Lender shall so notify Borrowers shall, upon the request of Lender, execute a new note in exchange for the Note (upon the same terms), if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), Lender may at any time pledge the Obligations held by it and Lender's rights under this Agreement and the other Loan Documents to a financial institution.

            (b) Any participation by Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10 (Indemnity), 1.12 (Taxes), and 1.13 (Capital Adequacy; Increased Costs; Illegality), Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant (in each case subject to the terms and conditions in such Sections applicable to Lender) and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither Borrowers nor any Credit Party shall have any obligation or duty to any participant.

            (c) Each Borrower and each Credit Party executing this Agreement shall assist Lender under this Section 9.1 as reasonably required to enable Lender to effectuate any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Borrower and each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy, in all material respects of all descriptions of the Borrowers and the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

            (d) Lender may furnish any information concerning the Borrowers and the Credit Parties in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (e) So long as no Event of Default has occurred and is continuing, Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.13(a), or increased costs under Section 1.13(b).

      9.2 Lender's Reliance, Etc. Neither Lender nor any of its Affiliates nor any of their respective directors, officers, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Lender: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Borrowers and shall not be responsible to Borrowers for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower and any Credit Party or to inspect the Collateral (including the books and records) of any Borrower and any Credit Party; (d) shall not be responsible to Borrowers or any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

10. SUCCESSORS AND ASSIGNS

      10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Borrower and any Credit Party, Lender, and their respective successors and assigns (including, in the case of any Borrower and any Credit Party, a debtor-in-possession on behalf of such Borrower and any Credit Party), except as otherwise provided herein or therein. No Borrower and any Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Borrower and any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Borrower and any Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

      11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Borrower or any Credit Party and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

      11.2 Amendments and Waivers. Except for actions expressly permitted to be taken by Lender, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender's and Borrower's Representatives.

            (a) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Lender's and Borrower's Representatives. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans unless the same shall be in writing and signed by Lender and Borrower's Representative.

            (b) No amendment, modification, termination or waiver shall, unless in writing and signed by Lender: (i) increase the principal amount of Lender's Commitment; (ii) reduce the principal of, rate of interest on any Loan; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.2(b) or the Stated Maturity Date; (iv) waive, forgive, defer, extend or postpone any payment of interest; or (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Borrower or any Credit Party to sell or otherwise dispose of, any Collateral. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Borrower or any Credit Party in any case shall entitle such Borrower or such Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (c) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments, and a release of all claims against Lender, and so long as no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, Lien releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

      11.3 Fees and Expenses. Borrowers and Credit Parties shall reimburse Lender for (i) all fees, costs and expenses (including the reasonable fees and expenses of all of its outside attorneys, advisors, consultants and auditors) and (ii) all fees, costs and expenses, including the reasonable fees, costs and expenses of other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers and/or any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

            (b) any attempt to enforce any remedies of Lender against any or all of the Borrowers and/or any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

            (c) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

            (d) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrowers or any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this
Section 11.3, all of which shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and reasonable expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      11.4 No Waiver. Lender's failure, at any time or times, to require strict performance by the Borrowers and the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Borrower or any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower or any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by the Lender's Representative, and directed to Borrower's Representative specifying such suspension or waiver.

      11.5 Remedies. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

      11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.8 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrowers and the Credit Parties and designated as confidential (provided, that, all non-public financial information and financial projections provided by any Borrower or any Credit Party shall be deemed confidential whether or not so designated as confidential) for a period of two (2) years following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender so long as Lender has policies relative to the maintenance of confidential information; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed (based on advice of counsel) by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation relative to the Loan Documents or the transactions related thereto to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender. Notwithstanding the foregoing, Lender shall not use or disclose any patient related information which is protected under any federal or California state privacy or confidentiality laws, unless such use or disclosure would be legally permissible if done by a Hospital Facility directly. If Lender is required in any proceeding, by any court decree, subpoena or legal or administrative order or process, to disclose any such confidential information, Lender will use commercially reasonable efforts to give Borrowers and Credit Parties, as applicable, prompt written notice of such request so that any Borrower or any Credit Party may seek an appropriate protective order. If in the absence of a protective order, Lender is compelled in a proceeding to disclose any such confidential information, Lender may disclose such portion of such confidential information that it is compelled to disclose; provided, however, that Lender shall use commercially reasonable efforts to provide Borrowers and to Credit Parties, as applicable, written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

      11.9 GOVERNING LAW.

            (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER AND EACH CREDIT PARTY AND LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA, CLARK COUNTY, CITY OF LAS VEGAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWERS AND THE CREDIT PARTIES ON THE ONE HAND, AND LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CLARK COUNTY, NEVADA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER AND EACH CREDIT PARTY AND LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER, EACH CREDIT PARTY AND LENDER HEREBY WAIVES ANY OBJECTION THAT SUCH BORROWER OR SUCH CREDIT PARTY, OR LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER, EACH CREDIT PARTY AND LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER, CREDIT PARTY OR TO LENDER AT THE ADDRESS SET FORTH IN ANNEX D OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S, SUCH CREDIT PARTY'S OR LENDER'S ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

      11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex D or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower's Representative or Lender) designated in Annex D to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER, ANY BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Lender or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender (which consent will not be unreasonably withheld) unless (and only to the extent that) such Borrower or such Credit Party or Affiliate is required to do so under law, regulation or any applicable exchange rules or OTC bulletin board rules, then, in any event, such Borrower, such Credit Party or Affiliate will use commercially reasonable efforts to consult with Lender before issuing such press release or other public disclosure. Each Borrower and each Credit Party consents to the publication by Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Borrower's name, product photographs, logo or trademark, without the prior written consent of IHHI which shall not be unreasonably withheld, delayed or conditioned. Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements unless such disclosure would violate or any applicable exchange rules or OTC bulletin board rules applicable to IHHI.

      11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower or any Credit Party for liquidation or reorganization, should any Borrower or any Credit Party become insolvent or make a general assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's or any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

      11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      11.18 Limitation on Each Borrower's and Each Credit Party's Liability.

            (a) Anything to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Borrower or Credit Party hereunder, such obligations of such Borrower or other Credit Party shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower or other Credit Party, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower or other Credit Party in respect of intercompany indebtedness to IHHI or other affiliates of IHHI to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower or other Credit Party hereunder, and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower or other Credit Party pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution hereunder).

            (b) Each Borrower and each Credit Party together desire to allocate among themselves, in a fair and equitable manner, their respective obligations under this Agreement and the other Loan Documents. Accordingly, in the event that any payment or distribution is made on any date by any Borrower or any other Credit Party hereunder or under any other Loan Document (a "FUNDING PARTY") that exceeds its Fair Share (as defined below) as of such date, that Funding Party shall be entitled to a contribution from each of the other Borrowers and Credit Parties, as the case may be, in the amount of such other Borrower's or Credit Party's Fair Share Shortfall as defined below) as of such date, with the result that all such contributions will cause each such Borrower's or other Credit Party's Aggregate Payments (as defined below) to equal its Fair Share as of such date. As used herein, "FAIR SHARE" means, with respect to a Borrower or other Credit Party as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Credit Party to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Borrowers and other Credit Parties multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Parties under this Agreement and the other Loan Documents in respect of the Obligations hereunder. "FAIR SHARE SHORTFALL" means, with respect to a Borrower or other Credit Party as of the date of determination, the excess, if any, of the Fair Share of such Person over the Aggregate Payments of such Person. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Borrower or other Credit Party, as of any date of determination, the maximum aggregate amount of the obligations of such Person under this Agreement and the other Loan Documents determined as of such date, in the case of any Borrower or other Credit Party, provided, that, solely for purposes of calculating the "ADJUSTED MAXIMUM AMOUNT" with respect to any Borrower or other Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Person. "AGGREGATE PAYMENTS" means, with respect to a Borrower or any other Credit Party, as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Person in respect of this Agreement and the other Loan Documents, minus (ii) the aggregate amount of all payments received on or before such date by such Person from the Borrowers and other Credit Parties as contributions under this Section. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Party. The allocation among Borrowers and other Credit Parties of their obligations as set forth in this section shall not be construed in any way to limit the liability of any Borrower or Credit Party hereunder.

12. SURETYSHIP WAIVERS

      12.1 Suretyship Waivers. Because each Credit Party other than the Borrowers is not a direct borrower from Lender under this Agreement, although the Loan directly and indirectly benefits each Person comprising Borrowers and the Credit Parties, it is possible that Borrowers and the Credit Parties could be construed as a guarantor or surety of Borrowers and of each other and thereby have certain rights and remedies accorded to them that were not intended to be available to any of them. Accordingly, in order to induce the Lender to provide the credit facilities and accommodations provided for herein, each Person which is a Borrower or a Credit Party for itself agrees as follows:

            (a) The waivers provided in this Section are intended to be irrevocable and to apply to all present and future Obligations of Borrowers to Lender, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time, create new Obligations, after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of any Borrower, any Guarantor of all or any portion of the Obligations, or other event or proceeding affecting any Borrower or any Guarantor of any portion of the Obligations.

            (b) The Obligations of the Credit Parties hereunder are separate and independent of (i) Borrowers' obligation to pay Lender principal and interest under the Notes and the other Obligations hereunder, and (ii) the liabilities and obligations of any Credit Party which is a Guarantor. A separate action or actions may be brought and prosecuted against one or more Credit Parties whether or not any action is brought and prosecuted against Borrowers, all other Credit Parties, including any Credit Party which is a Guarantor, and whether or not a particular Borrower and/or any Credit Party is or are joined in any such action or actions. Each Borrower and each Credit Party waives the benefit of any statute of limitations affecting the Obligations hereunder or the enforcement thereof.

            (c) Each Borrower and each Credit Party authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (i) amend, alter, restate, replace, modify, renew, extend, accelerate or otherwise change the time for payment or the terms of the Obligations with Borrowers, including increase or decrease the rate of interest thereon or the principal amount thereof; (ii) accept partial payments on the Obligations from any one or more Borrowers or any Guarantor; (iii) accept new or additional documents, instruments or agreements relative to the Obligations; (iv) take and hold security or additional guaranties for the payment of the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate, modify and release in any manner any such security or guaranties; (v) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; (vi) release or substitute any one or more of any Guarantors; (vii) settle, release on terms satisfactory to Lender (or by operation of law or otherwise), compound, compromise, collect or otherwise liquidate any indebtedness or security in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the Obligations of Borrowers or any Credit Party hereunder; or (viii) enforce any other right or remedy granted to Lender under this Agreement or under any of the other Loan Documents or under any Guaranty. No such action which Lender shall take or fail to take in connection with this Agreement or any of the Loan Documents, or any of them, or any security for the Obligations or other undertakings of Borrowers, nor any course of dealing with Borrowers or any Credit Party, or any course of dealing with any other person or legal entity, shall release Borrowers' Obligations or any Credit Party's responsibility hereunder, affect this Agreement or the other Loan Documents in any way, or afford Borrowers or any Credit Party any recourse against Lender. Without limiting the generality of the foregoing, Borrowers agree that this Agreement shall extend and be applicable to each new or replacement note delivered by Borrowers pursuant thereto without notice to or further consent from any Credit Party.

            (d) Borrowers and Credit Parties waive any right to require Lender to: (i) proceed against any one or more Borrowers under the Note, against any Guarantor, any other Credit Party, or against anyone else; (ii) proceed against or exhaust any security for the Obligations, or to marshal assets or to marshal assets of any Person in any particular order; (iii) except as required by applicable law, give notice of the terms, time and place of any public or private sale of any real or personalty securing the Obligations; or (iv) pursue any other remedy in Lender's power whatsoever. Each Person which is a Borrower, Guarantor or other Credit Party waives any defense arising by reason of any disability or other defense of any Borrower, any Guarantor or any other Credit Party, or by reason of the cessation from any cause whatsoever of the liability of any Borrower, any Guarantor or any other Credit Party, or by reason of any act or omission of Lender or other persons which directly or indirectly results in or aids the discharge or release of any Borrower, any Guarantor or any other Credit Party, or any of the Obligations or any security therefor by operation of law or otherwise, or by reason of the amendment, modification, renewal, extension or other change in any of the Obligations. Each Credit Party waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional Obligations, and all other notices and demands of any kind and description now or hereafter provided for by any statute or rule of law, except for such notices and demands as specifically required by this Agreement. Each Borrower, each Guarantor and each other Credit Party expressly waives any right whatsoever to, or right whatsoever to participate in, any security now or hereafter held by Lender, reimbursement, indemnity, exoneration, contribution or any other claim under local, state or federal law, including, without limitation, 11 U.S.C. ?547, which it may now or hereafter have against Borrower, any Guarantor or any other Credit Party, or any other Person directly or contingently liable for the Obligations, or against or with respect to each Borrowers' property (including, without limitation, any Collateral under any of the Loan Documents) arising from the existence or performance of this Agreement until all of the Obligations have been indefeasibly paid or satisfied in full.

            (e) Each Borrower, each Guarantor and each other Credit Party represents and warrants to Lender that: (i) this Agreement is executed at each Borrower's, each Guarantor's and each other Credit Party's request; (ii) each Borrower, each Guarantor and each other Credit Party has established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to Borrowers' respective businesses and Borrowers' respective financial conditions; and (iii) each Borrower, each Guarantor and each other Credit Party is now and will be completely familiar with the business, operation and financial condition of Borrowers and its assets. Each Borrower, each Guarantor and each other Credit Party hereby waives and relinquishes any duty on the part of Lender to disclose to Borrowers any matter, fact or thing relating to the business, operation or financial condition of Borrowers and its assets now known or hereafter known by Lender during the life of this Agreement. With respect to any present or future Obligations of Borrowers to Lender, Lender need not inquire into the authority of Borrowers, and any Obligations made or created in reliance upon the professed exercise of such powers.

            (f) So long as any of the Obligations under this Agreement remain unpaid or undischarged, neither a Guarantor nor any other Credit Party will, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, (i) claim any set-off or counterclaim against Borrowers, any Guarantor or any other Credit Party in respect of any Obligations or other indebtedness by virtue of the right of subrogation, by operation of law or otherwise; (ii) in any proceedings under federal bankruptcy law or insolvency proceedings of any nature, assert its rights in competition with Lender in respect of any payment hereunder because of any claims which a Borrower, any Guarantor or other Credit Party may have against Borrowers or any other Credit Party; or (iii) be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrowers, any other Credit Party or other person, or the benefit of any of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share or interest.

      12.2 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents granting a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Borrowers hereby consent to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that any Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrowers shall not impair any other Borrowers' obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender, or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

      12.3 Joint and Several Liability. The payment and performance of all Obligations shall constitute the joint and several obligations and each Borrower, each Guarantor and each other Credit Party.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              BORROWERS:

                              INTEGRATED HEALTHCARE HOLDINGS, INC.

                              By:
                                    ------------------------------------
                                    Larry B. Anderson, President


                              WMC-SA, INC.


                              By:
                                    ------------------------------------
                                    Larry B. Anderson, President


                              WMC-A, INC.


                              By:
                                    ------------------------------------
                                    Larry B. Anderson, President


                              COASTAL COMMUNITIES HOSPITAL, INC.


                              By:
                                    ------------------------------------
                                    Larry B. Anderson, President


                                         [SIGNATURE PAGE CONTINUES]

                              CHAPMAN MEDICAL CENTER, INC.


                              By:
                                    ------------------------------------
                                    Larry B. Anderson, President

                              CREDIT PARTIES:

                              PACIFIC COAST HOLDINGS INVESTMENT, LLC


                              By:
                                    ------------------------------------
                                    Anil V. Shah, M.D., Manager


                              GANESHA REALTY, LLC


                              By:
                                    ------------------------------------

                                    ------------------------------------
                                          [Printed Name & Title]


                              WEST COAST HOLDINGS, LLC


                              By:
                                    ------------------------------------

                                    ------------------------------------
                                          [Printed Name & Title]

                              LENDER:


                                 MEDICAL PROVIDER FINANCIAL CORPORATION II,


                              By:
                                    ------------------------------------

                                    ------------------------------------
                                          [Printed Name & Title]

                               ANNEX A (RECITALS)


                                       TO


                                CREDIT AGREEMENT


                                   DEFINITIONS

      Initially capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

      "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

      "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all Accounts, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for Inventory sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

      "Accounts Purchase Agreement" means that certain Accounts Purchase Agreement dated as of March 3, 2005, by and between certain Borrowers, as sellers, and Medical Provider Financial Corporation I, as purchaser, pursuant to which such Borrowers shall sell certain of their Accounts to such purchaser. The payment and performance of the sellers obligations thereunder shall be secured by a Lien on substantially all of Borrowers' assets pursuant to the terms of a certain Security Agreement Accounts Purchase agreement dated as of the date hereof by and among such sellers and Medical Provider Financial Corporation I.

      "Advance" or "Loan" means the Acquisition Advance and any Line of Credit Advance.

      "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, with respect to the Credit Parties, the term "Affiliate" shall specifically exclude Lender.

      " Agreement " means this Credit Agreement by and among Borrower, the other Credit Parties party thereto, and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

      "Applicable Laws" means all federal, state and local laws, statutes, codes, regulations, rules, acts, ordinances of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, including without limitation, Environmental Laws, all building, safety, health, use laws, the Fair Labor Standards Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., as amended (the "WARN ACT") , and the California version of the WARN Act, California Cal. Labor Code ss.1400 et seq., and any deed restrictions or other requirements of record applicable to the Collateral or to any Borrower or any Credit Party, or to their respective businesses, applicable.

      "Asset Sale Agreement" means that certain Asset Sale Agreement dated as of September 29, 2004, by and among AHM CGH, Inc., a California corporation, Health Resources Corporation of America- California, a Delaware corporation, UWMC Hospital Corporation, a California corporation, SHL/O Corp., a Delaware corporation, as Seller, and Integrated Healthcare Holdings, Inc., a Nevada corporation, as Purchaser, as amended.

      "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

      "Assignment of Leases and Rents" means those certain Absolute Assignments of Leases and Rents with License Back executed by IHHI and each of its Subsidiaries and by PCHI relating and encumbering their respective interests in and to the leases and rents relating to each Hospital Facility. Each Assignment of Leases and Rents is a Collateral Document.

      "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. ss.101 et seq.

      "Blocked Accounts" has the meaning ascribed to it in Annex C.

      "Borrowers' Representative" means IHHI in its capacity as Borrowers' Representative.

      "Borrower" and "Borrowers" means, individually and collectively, Integrated Healthcare Holdings, Inc., a Nevada corporation, WMC-SA, Inc., a California corporation, WMC-A, Inc., a California corporation, Chapman Medical Center, Inc., a California corporation, and Coastal Communities Hospital, Inc., a California corporation.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State Nevada.

      "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

      "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

      "Cash Collateral Account" has the meaning ascribed to it Annex B.

      "Cash Equivalents" has the meaning ascribed to it in Annex B.

      "Cash Management Systems" has the meaning ascribed to it in Section 1.5.

      "Certified Cash" means the net amount of Dollars in unrestricted cash and cash equivalents of the Credit Parties that is in Deposit Accounts or securities accounts maintained (by a branch of a bank or securities intermediary) within the United States and identified on Disclosure Schedule 3.19, as updated by Borrowers from time to time, as "Certified Cash Accounts" which Certified Cash Accounts are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender or, for any Deposit Account or securities account, the rights of the applicable bank or securities intermediary maintaining such Deposit Account or securities account with respect to customary account charges relating thereto (provided, that any amounts subject to any such rights in favor of any such bank or securities intermediary shall be excluded from Certified Cash for purposes of calculation of the amount thereof). For the avoidance of any doubt, the amount of the Credit Parties' marketable securities and Qualified Cash at the time of any determination shall be deemed to constitute Certified Cash but only to the extent they are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender.

      "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 25% or more of the issued and outstanding shares of capital Stock of any Borrower or any Credit Party having the right to vote for the election of directors of Borrowers under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of any Borrower or other Credit Party (together with any new directors whose election by the board of directors of such Borrower or Credit Party whose nomination for election by the Shareholders of such Borrower or such Credit Party was approved by a vote of the nominating committee or at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) IHHI ceases to own, directly or indirectly, and control all of the economic and voting rights associated with all of the outstanding capital Stock of the other Borrowers.

      "Chapman Leases" means (a) the tenant's interest in the Hospital Lease dated April 25, 1967 (as amended) for 2601 East Chapman Avenue, Orange, CA, and
(b) the tenant's interest in the Medical Office Building Lease dated August 25, 1967 at 2617 East Chapman Avenue, Orange, CA.

      "Chapman Medical Center" means the real property and improvements located at 2601 and 2617 East Chapman Avenue, Orange, California.

      "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Borrower or any Credit Party, (d) any Borrower's or any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Borrower's or any Credit Party's business.

      "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Borrower or any Credit Party.

      "Closing and Funding Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

      "Closing Date" means March 3, 2005.

      "Closing Date Side Letter" means that certain letter agreement, if deemed necessary by Lender, by and among Lender, Borrowers and the Credit Parties pursuant to which Borrowers and Credit Parties agree to take certain actions and to deliver or cause to be delivered such agreements, instruments and documents as Lender requires.

      "Coastal Communities Hospital" means the real property and improvements located at 2701 South Bristol Street and 1901 North College Avenue, Santa Ana, California.

      "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "Collateral" means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender, to secure the Obligations.

      "Collateral Documents" means the Deeds of Trust, Assignments of Leases and Rents, Security Agreements, the Control Agreements, the Guaranties, the Pledge Agreements, the Subordination Agreements, the UCC-1 Financing Statements, and all similar agreements, documents and instruments entered into guaranteeing payment of, or granting a Lien upon, real and personal property (and interests in real and personal property), and perfecting the Liens, as security for payment of, the Obligations.

      "Collateral Reports" means the reports with respect to the Collateral referred to in Annex C.

      "Collection Accounts" means those certain accounts of Lender identified in the Cash Management System in Annex C attached hereto, or such other account as may be specified in writing by Lender as the "Collection Account."

      "Commitment Termination Date" means the earliest of (a) thirty (30) calendar days prior to the Stated Maturity Date; (b) the date of termination of Lender's obligations to make Advances under the Line of Credit Note or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of prepayment in full by Borrowers of the Loans and the permanent reduction of all Commitments to zero dollars ($0); (d) the Maturity Date.

      "Commitment" means the aggregate of Lender's Commitment , which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date, as such Commitment may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Condominium Units" means the fee interest in any one or more of the commercial condominium units numbered 1 through 8, 11, 12, 118, 120, 121, 201 through 204, 213, 214, 216, 218 and 225 situated in the office building located at 999 North Tustin Avenue, Santa Ana, California.

      "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

      "Control Agreement" means a certain Control Agreement to be executed and delivered by Lender (on behalf of itself and Medical Provider Financial Corporation I, its affiliate), each Borrower and a depository approved by Lender, pursuant to which such depository agrees to the control of certain deposit accounts by the Lender in order to perfect the Lien granted to Lender (for its benefit and the benefit of Medical Provider Financial Corporation I). The term may also be used to apply to any control agreements relating to securities accounts in which Lender acquires a Lien to secure the payment and performance of the Obligations.

      "Control Letter" means a letter agreement between Lender and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Borrower or any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Borrower or any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Borrower or any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Lender, acknowledges the Lien of Lender, on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Borrower or Credit Party.

      "Copyright License" means any and all rights now owned or hereafter acquired by any Borrower or any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

      "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

      "Credit Parties" means PCHI, West Coast Holdings, LLC, and Ganesha Realty, LLC, any Guarantors, and any pledgors under any Pledge Agreements, and any Person who is a party to any subordination agreement for the benefit of Lender, and the successors and assigns or heirs and personal representatives, as applicable of each of the foregoing.

      "Deed of Trust" means those certain separate Deeds of Trust with Assignments of Rents and Fixture Filing executed by IHHI relating and encumbering its interests in and to each Hospital Facility. Each Deed of Trust is a Collateral Document.

      "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" has the meaning ascribed to it in Section 1.4(d).

      "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

      "Deposit Account Security Agreement" means that certain Deposit Account Security Agreement dated as of the date hereof and one of the Loan Documents, by and among Lender, Medical Provider Financial Corporation I, and each Borrower.

      "Disbursement Accounts" has the meaning ascribed to it in Annex C.

      "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.3) through (6.7) in the Index to the Agreement.

      "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, wherever located.

      "Dollars" or "$" means lawful currency of the United States of America.

      "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. (s)(s) 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. (s)(s) 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (s)(s) 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. (s)(s) 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. (s)(s) 2601 et seq.); the Clean Air Act (42 U.S.C. (s)(s) 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. (s)(s) 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. (s)(s) 651 et seq.); and the Safe Drinking Water Act (42 U.S.C.
(s)(s) 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

      "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

      "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

      "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, wherever located.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

      "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2( of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under
Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (1) the loss of a Qualified Plan's qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

      "Event of Default" has the meaning ascribed to it in Section 8.1.

      "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. ss.ss.201 et seq.

      "Fees" means any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents, including but not limited to the Origination Fee and Lender's Costs.

      "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4.

      "Fiscal Month" means any of the monthly accounting periods of Borrowers.

      "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

      "Fiscal Year" means any of the annual accounting periods of Borrowers ending on December 31 of each year.

      "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party.

      "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a line of credit (including the Line of Credit provided for herein) or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, Line of Credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

      "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in this Annex A.

      "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, including all right, title and interest that such Borrower or any such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefore and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choices in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Borrower or such Credit Party.

      "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code.

      "Governmental Authority" means any nation or government, any state, county, city, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Group Purchasing Agreement" collectively, means (a) that certain Master Contracting Services Agreement dated December 1, 2004, between Broadlane, Inc. and IHHI, and (b) that certain Master Maintenance and Services Agreement dated December 1, 2004, between Broadlane, Inc., and IHHI.

      "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "Guaranties" means, collectively, each guaranty executed by any Guarantor in favor of Lender in respect of the Obligations, including without limitation the Guaranty by PCHI and the Guaranty by OC-PIN.

      "Guarantors" individually refers to either PCHI or OC-PIN, and collectively refers to PCHI, OC-PIN and any other Guarantor of all or any portion of the Obligations. Both PCHI and OC-PIN are also Credit Parties hereunder.

      "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

      "Hospital Facilities" means, collectively, Western Medical Center-Santa Ana, Western Medical Center-Anaheim, Coastal Communities Hospital and Chapman Medical Center.

      "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.
      "Indemnified Liabilities" has the meaning ascribed to it in Section 1.10.

      "Indemnified Person" has the meaning ascribed to in Section 1.10.

      "Initial Funding Date" has the meaning ascribed to it in Section 2.2(a).

      "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

      "Interest Payment Date" means the first Business Day of each calendar month to occur while any Loan is outstanding, and provided further that, in addition to the foregoing, each of (x) the Commitment Termination Date, and (y) the Maturity Date, shall each be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

      "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Borrower or any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished' goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower or such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

      "Investment" has the meaning ascribed thereto in Section 6.2 hereof.

      "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Borrower or any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Borrower or any Credit Party, including the rights of any Borrower or any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Borrower or any Credit Party; (iv) all commodity contracts of any Borrower or any Credit Party; and (v) all commodity accounts held by any Borrower or any Credit Party.

      "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

      "IRS" means the Internal Revenue Service.

      "Lender" means Medical Provider Financial Corporation II, a Nevada corporation, and, if Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of Lender.

      "Lender's Costs" means all costs paid or incurred by Lender with respect to the Loans and the Loan Documents, including but not limited to all attorneys' fees and expenses of Lender's outside counsel.

      "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Borrower or any Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

      "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Borrower or any Credit Party.

      "Lien" means any agreement or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

      "Line of Credit Advance" has the meaning ascribed to it in Section 1.1(b)(i).

      "Line of Credit Loan" means, at any time, the aggregate amount of Line of Credit Advances outstanding to Borrower.

      "Line of Credit Commitment" means the aggregate commitment of Lender to make Line of Credit Advances, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

      "Line of Credit Note" has the meaning ascribed to it in Section
1.2(b)(ii).

      "Litigation" has the meaning ascribed to it in Section 3.13.

      "Loan Account" has the meaning ascribed to it in Section 1.09.

      "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Closing Date Side Letter and all other agreements, instruments, documents and certificates identified in the Closing and Funding Checklist executed and delivered to, or in favor of, Lender or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower or any Credit Party, or any employee of any Borrower or any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

      "Loan" means either the Acquisition Advance or the Line of Credit Loan, or both.

      "Lock Boxes" has the meaning ascribed to it in Annex B.

      "Margin Stock" has the meaning ascribed to in Section 3.10.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Borrowers considered as a whole, (b) Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or
(d) Lender's rights and remedies under the Agreement and the other Loan
Documents.

      "Material Subsidiary" means any Subsidiary of any Borrower generating more than ten percent (10%) of the revenues of, or possessing more than ten percent (10%) of the assets of, the Borrowers and their Subsidiaries on a consolidated basis, or possessing assets with a fair market value of greater than $100,000.

      "Maturity Date" means the first to occur of (i) the Commitment Termination Date for the Line of Credit Loan, (ii) the Stated Maturity Date for all Loans, or (iii) the occurrence or existence of a continuing Event of Default under any of the Loan Documents.

      "Maximum Amount" means, as of any date of determination, an amount equal to total of the Acquisition Advance and the Commitment as of that date.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

      "Notes" means the Acquisition Note and the Line of Credit Note.

      "Notice of Line of Credit Advance" has the meaning ascribed to it in
Section 1.1(b)(i).

      "Obligations" collectively means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Borrower or any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Borrower or any Credit Party under the Agreement or any of the other Loan Documents.

      "Origination Fees" means an origination fee in an amount equal to two percent (2%) of the Commitment (i.e., Six Hundred Thousand Dollars ($600,000)), and two percent (2%) of the Acquisition Loan (i.e., One Million Dollars ($1,000,000), for a total of One Million Six Hundred Thousand Dollars ($1,600.000).

      "Patent License" means rights under any written agreement now owned or hereafter acquired by any Borrower or any Credit Party granting any right with respect to any invention on which a Patent is in existence.

      "Patents" means all of the following in which any Borrower or any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PCHI" means Pacific Coast Holding Investments, Inc., a California limited liability company.

      "Pension Plan" means a Plan described in Section 3(2) of ERISA.

      "Permitted Encumbrances" means the following encumbrances relating to the Hospital Facilities: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with
Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not create a Material Adverse Effect, as determined by Lender; (d) currently existing or hereafter created Liens in favor of Lender or Lender's Affiliate; (e) any Lien held by an equipment lessor in the equipment so leased; (f) all encumbrances shown in any title policy issued on the Closing Date to Lender; (g) inchoate and unperfected workers' compensation, mechanics' or similar liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (h) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (i) such other liens arising in the ordinary course of business so long as such liens do not create a Material Adverse Effect; (j) (for Coastal Communities Hospital, 2701 East Bristol Street, Santa Ana, California), the exceptions shown on Schedule B as Nos. 1- 9, 11, 12 and 13 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender), as reflected on that certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026578B - X52; (k) (for Coastal Communities Hospital, 1901 and 1905 North College Avenue, Santa Ana, California), the exceptions shown on Schedule B as Nos. 1- 5, 7, 9, 10, 11, 12 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender), and 13, as reflected on that certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026578A - X52; (l) (for Western Medical Center/A, 1025 South Anaheim Blvd., Anaheim, California), the exceptions shown on Schedule B as Nos. 1-18, 19, 22 and 23 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender), 20 and 21 as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026587 - X52; (m) (for Western Medical Center/SA, 1001 North Tustin Avenue, Santa Ana, California, the exceptions shown on Schedule B as Nos. 1-4, 27-44, 46 - 59, 61, and 65 - 70 (No. 70 as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender) as reflected on that certain First Amended Preliminary Title Report dated as of February 2, 2005 and revised February 26, 2005, Chicago Title Company Order No. 41026631 - X52; (n) (for Chapman Medical Center, 2601 East Chapman Avenue, Orange, California), the exceptions shown on Schedule B as Nos. 1-11, 14-24 and 30 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender) as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026576A - X52; and (o)(for Chapman Medical Center, 2617 East Chapman Avenue, Orange, California), the exceptions shown on Schedule B as Nos. 1-9, 12-14, 19-21, 23, 24, 27 and 30 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Lender) as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026576B - X52.

      "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, business trust, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Plan" means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

      "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Borrower or any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License,
(d) any recoveries by any Borrower or any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral,
(e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

      "Projections" means each Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Borrower by Borrower basis, if applicable, and otherwise consistent with the historical Financial Statements of the Seller for each Hospital Facility with certain normalizing assumptions made by Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

      "Qualified Assignee" means (a) any Lender, any Affiliate of Lender and, with respect to a lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers s without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Lender to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

      "Qualified Cash" means, as of any date of determination, the amount of Certified Cash that is subject to perfection in favor of Lender pursuant to Control Agreements (including, with respect to any such securities account, a Control Letter and with respect to any Deposit Account, a blocked account agreement) in form and substance satisfactory to Lender, which Control Agreements shall provide, among other things, that the bank or securities intermediary executing such agreement (i) has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and, as applicable, for returned checks or other items of payment, and (ii) agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Borrower or any Credit Party, including, with respect to funds in any such account, upon the instructions of Lender, to immediately forward by daily sweep all such funds to the Collection Account or as otherwise directed by Lender.

      "Qualified Cash Account" means any deposit account or securities account that is subject to a Control Agreement in form and substance satisfactory to Lender and holds Qualified Cash.

      "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

      "Qualifying Rating" means, for any Person, a corporate rating of at least BB from S&P or at least Ba from Moody's.

      "Related Transactions" means the borrowing of the Acquisition Loan and the initial Advance under the Line of Credit Line on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

      "Related Transactions Documents" means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

      "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

      "Restricted Payment" means, with respect to any Borrower or any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Borrower or such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Borrower or such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Borrower or such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment of management fees (or other fees of a similar nature) by such Borrower or such Credit Party to any Shareholder of such Credit Party or its Affiliates. Notwithstanding the foregoing, Restricted Payments shall exclude any payment, prepayment or distribution made in Borrower Stock.

      "Retiree Welfare Plan" means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

      "Security Agreement" means each Security Agreement dated as of the date hereof entered into by and between or among Lender and each Borrower and between Lender and any Credit Party.

      "Shareholder" means, with respect to any Person, each holder of Stock of such Person.

      "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Borrower or any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

      "Stated Maturity Date" means March 2, 2007.

      "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

      "Subordinated Debt" means any unsecured Indebtedness of any Borrower incurred after the Closing Date that is subordinated to the Obligations in a manner and form reasonably satisfactory to Lender, as to right and time of payment and as to any other rights and remedies thereunder.

      "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

      "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

      "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender or a Lender by the jurisdictions under the laws of which Lender are organized or conduct business or any political subdivision thereof.

      "Termination Date" means the date on which (a) the Loans have been repaid in full, (b) all other Obligations due and payable under the Agreement and the other Loan Documents have been discharged, and (c) none of Borrowers shall have any further right to borrow any monies under the Agreement.

      "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Borrower or any Credit Party granting any right to use any Trademark.

      "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Borrower or any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

      "Triple Net Lease" means that certain Triple Net Lease dated as of the date hereof by and between PCHI, as lessor, and IHHI, as lessee, providing for the lease of the three Hospital Facilities to IHHI, and permitting subleases of such three Hospital Facilities to by IHHI to WMC-SA, WMC-A, Coastal and Chapman.

      "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower or any Credit Party or any ERISA Affiliate as a result of such transaction.

      "Western Medical Center/Anaheim" means the real property and improvements located at 1025 South Anaheim Boulevard, Anaheim, California.

      "Western Medical Center/Santa Ana" means the real property and improvements located at 1001 North Tustin Avenue and at 1301 North Tustin in Santa Ana, California.

      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Borrower or any Credit Party, such words are intended to signify that such Borrower or such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Borrower or such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)


                                      TO


                                CREDIT AGREEMENT


                                       1